The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. A registration statement relating to these securities became automatically effective when it was filed with the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities, and are not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.
 Filed Pursuant to Rule 424(b)(2)
 Registration Number 333-190917-01
subject to completion, dated August 18, 2014
PRELIMINARY PROSPECTUS SUPPLEMENT To Prospectus Dated august 30, 2013
$150,000,000

Atlantic City Electric Company
First Mortgage Bonds,    % Series due September 1, 2024,

We will pay interest on the first mortgage bonds, which we refer to as the bonds, on March 1 and September 1 of each year, beginning March 1, 2015. The bonds will mature on September 1, 2024.
The bonds will be secured under our existing mortgage and deed of trust, which constitutes a first lien on substantially all of our properties and franchises as described in this prospectus supplement and the accompanying prospectus. See “Description of First Mortgage Bonds — Security.”
We may redeem the bonds in whole or in part at any time at the redemption price calculated as described in this prospectus supplement. See “Description of First Mortgage Bonds — Optional Redemption.” There is no sinking fund for the bonds.
The bonds are a new issue of securities with no established trading market. We do not intend to apply for listing of the bonds on any securities exchange or automated quotation system.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.
Investing in the bonds involves risks. See “Risk Factors” beginning on page S-4 of this prospectus supplement.

	Price to Public(1)		Underwriting Discount		Proceeds, before expenses, to us(1)
Per bond		%		%		%
Total	$		$		$

(1)
  Plus accrued interest, if any, from the date of the initial issuance of the bonds if settlement occurs after that date.
The underwriters expect that delivery of the bonds will be made to investors through the book-entry system of The Depository Trust Company on or about August   , 2014.

Joint Book-Running Managers

Barclays	KeyBanc Capital Markets
BNY Mellon Capital Markets, LLC	Credit Suisse

Co-Manager
The Williams Capital Group, L.P.

The date of this prospectus supplement is August   , 2014.

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and certain other matters relating to us and our financial condition. The second part is the accompanying prospectus, which provides more general information about securities we may offer from time to time. Some of the information in the accompanying prospectus does not apply to this offering. You should read this entire prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein that are described under “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus, respectively.
You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus and in any written communication from us or the underwriters specifying the final terms of the offering. To the extent the information in this prospectus supplement differs from the information in the accompanying prospectus, you should rely on the information in this prospectus supplement. Neither we nor the underwriters have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor the underwriters are making an offer of these securities in any jurisdiction where the offer is not permitted. The information in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein and any written communication from us specifying the final terms of the offering, is only accurate as of the date of the respective document in which the information appears. Our business, financial condition, results of operations and prospects may have changed since those dates.
In this prospectus supplement, unless the context indicates otherwise, the words “ACE,” “we,” “our,” “ours” and “us” refer to Atlantic City Electric Company and its consolidated subsidiary.
i

NOTE REGARDING FORWARD-LOOKING STATEMENTS
Some of the statements contained in this prospectus supplement, the accompanying prospectus and information incorporated by reference herein and therein are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and are subject to the safe harbor created thereby under the Private Securities Litigation Reform Act of 1995. These statements include declarations regarding our intents, beliefs, estimates and current expectations. In some cases, you can identify forward-looking statements by terminology such as “may,” “might,” “will,” “should,” “could,” “expects,” “intends,” “assumes,” “seeks to,” “plans,” “anticipates,” “believes,” “projects,” “estimates,” “predicts,” “potential,” “future,” “goal,” “objective,” or “continue” or the negative of such terms or other variations thereof or comparable terminology, or by discussions of strategy that involve risks and uncertainties. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Therefore, forward-looking statements are not guarantees or assurances of future performance, and actual results could differ materially from those indicated by the forward-looking statements.
The forward-looking statements contained in this prospectus supplement and the accompanying prospectus, or incorporated by reference herein and therein, are qualified in their entirety by reference to the following important factors, which are difficult to predict, contain uncertainties, are beyond our control and may cause actual results to differ materially from those contained in forward-looking statements:
•
  certain risks and uncertainties associated with the proposed merger of an indirect, wholly owned subsidiary of Exelon Corporation, or Exelon, with and into Pepco Holdings, Inc., or PHI;
•
  changes in governmental policies and regulatory actions affecting the energy industry or ACE, including allowed rates of return, industry and rate structure, acquisition and disposal of assets and facilities, operation and construction of transmission and distribution facilities and the recovery of purchased power expenses;
•
  the outcome of pending and future rate cases and other regulatory proceedings, including (i) challenges to our base return on equity and the application of the formula rate process previously established by the Federal Energy Regulatory Commission, or FERC, for transmission services we provide and (ii) other possible disallowances related to recovery of costs (including capital costs and advanced metering infrastructure costs) and expenses or delays in the recovery of such costs;
•
  the resolution of outstanding tax matters with the Internal Revenue Service, and the funding of any additional taxes, interest or penalties that may be due;
•
  the expenditures necessary to comply with regulatory requirements, including regulatory orders, and to implement reliability enhancement, emergency response and customer service improvement programs;
•
  possible fines, penalties or other sanctions assessed by regulatory authorities against us;
•
  the impact of adverse publicity and media exposure which could render us vulnerable to negative customer perception and could lead to increased regulatory oversight or other sanctions;
•
  weather conditions affecting usage and emergency restoration costs;
•
  population growth rates and changes in demographic patterns;
•
  changes in customer energy demand due to, among other things, conservation measures and the use of renewable energy and other energy-efficient products, as well as the impact of net metering and other issues associated with the deployment of distributed generation and other new technologies;
ii

•
  general economic conditions, including the impact on energy use caused by an economic downturn or recession, or by changes in the level of commercial activity in a particular region or service territory, or affecting a particular business or industry located therein;
•
  changes in and compliance with environmental and safety laws and policies;
•
  changes in tax rates or policies;
•
  changes in rates of inflation;
•
  changes in accounting standards or practices;
•
  unanticipated changes in operating expenses and capital expenditures;
•
  rules and regulations imposed by, and decisions of, federal and/or state regulatory commissions, PJM Interconnection, LLC, the North American Electric Reliability Corporation and other applicable electric reliability organizations;
•
  legal and administrative proceedings (whether civil or criminal) and settlements that affect our business and profitability;
•
  interest rate fluctuations and the impact of credit and capital market conditions on the ability to obtain funding on favorable terms; and
•
  effects of geopolitical and other events, including the threat of domestic terrorism or cyber attacks.
These forward-looking statements are also qualified by, and should be read together with, the risk factors and other cautionary statements included in our Annual Report on Form 10-K for the year ended December 31, 2013, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2014 and our other filings with the Securities and Exchange Commission, or SEC, which are incorporated by reference into this prospectus supplement and the accompanying prospectus. Investors should refer to these risk factors and statements in evaluating the forward-looking statements contained in this prospectus supplement and the accompanying prospectus, or any information incorporated by reference herein or therein.
Any forward-looking statements speak only as of the date of this prospectus supplement and we do not undertake any obligation to update any forward-looking statements to reflect events or circumstances after the date on which such statements are made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict all such factors. Furthermore, it may not be possible to assess the impact of any such factor on our business or the extent to which any factor, or combination of factors (viewed independently or collectively), may cause results to differ materially from those contained in any forward-looking statement. The foregoing factors should not be construed as exhaustive.
iii

PROSPECTUS SUPPLEMENT SUMMARY
The following summary contains basic information about this offering. It may not contain all of the information that is important to you. The “Description of First Mortgage Bonds” section of this prospectus supplement and the “Description of Debt Securities — Description of First Mortgage Bonds” section of the accompanying prospectus contain more detailed information regarding the bonds. The following summary is qualified in its entirety by reference to the more detailed information appearing elsewhere in this prospectus supplement and in the accompanying prospectus, including the documents incorporated by reference herein or therein.
Atlantic City Electric Company
We are a regulated public utility company engaged in the transmission, distribution and default supply of electricity in Gloucester, Camden, Burlington, Ocean, Atlantic, Cape May, Cumberland and Salem counties in southern New Jersey. Our service territory covers approximately 2,700 square miles and, as of June 30, 2014, had a population of approximately 1.1 million. In 2013, we distributed a total of 9.2 million megawatt hours of electricity to 545,000 customers. Approximately 46% of the total megawatt hours were delivered to residential customers and 54% were delivered to commercial and industrial customers.
Our electricity distribution facilities, and the rates for which we are paid for the delivery of electricity, are established by the New Jersey Board of Public Utilities, or the NJBPU. Our electricity transmission facilities, and the rates for which we are paid for the transmission of electricity over those facilities, are regulated by the Federal Energy Regulatory Commission, or FERC. These transmission facilities are interconnected with the transmission facilities of contiguous utilities and are part of an interstate power transmission grid over which electricity is transmitted throughout the mid-Atlantic portion of the United States and parts of the Midwest. We are a member of the PJM Regional Transmission Organization, or PJM RTO, the regional transmission organization designated by FERC to coordinate the movement of wholesale electricity within its region.
We also supply electricity at regulated rates to retail customers who do not elect to purchase electricity from a competitive supplier, which is referred to in this prospectus supplement as default supply. In New Jersey, each of the state’s electric distribution companies, including ACE, jointly obtains the electricity to meet such companies’ collective default supply obligations from competitive suppliers selected through auctions authorized by the NJBPU for the supply of New Jersey’s total default supply requirements. Each winning bidder is required to supply its committed portion of the default supply customer load with full requirements service, consisting of power supply and transmission service. For the year ended December 31, 2013, 48% of our total distribution sales (measured in megawatt hours) were to default supply customers.
We are an indirect, wholly owned subsidiary of PHI. PHI is a publicly traded holding company that, through its regulated utility subsidiaries, including us, Potomac Electric Power Company and Delmarva Power & Light Company, is engaged primarily in the transmission, distribution and default supply of electricity and, to a lesser extent, the delivery and supply of natural gas. Our sole director and all of our executive officers are officers or employees of PHI or its affiliates. PHI and ACE both file periodic reports and other documents with the SEC.
PHI is party to an Agreement and Plan of Merger, dated as of April 29, 2014 and amended and restated as of July 18, 2014, with Exelon and Purple Acquisition Corp., or Merger Sub, providing for the merger of Merger Sub with and into PHI, with PHI surviving the merger as an indirect, wholly owned subsidiary of Exelon. PHI currently anticipates that the closing of the merger will occur by the third quarter of 2015, following the satisfaction or waiver of specified closing conditions. For additional information regarding the merger, please refer to Note (1), “Organization,” in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2014 and our Current Reports on Form 8-K that were filed with the SEC on April 30, 2014 and July 21, 2014, each of which is incorporated herein by reference.
Our headquarters are located at 500 North Wakefield Drive, 2nd Floor, Newark, Delaware 19702, and our telephone number is (202) 872-2000.

The Offering
Issuer
Atlantic City Electric Company
Securities Offered
$150.0 million in aggregate principal amount of first mortgage bonds,    % series due September 1, 2024.
Maturity
The bonds will mature on September 1, 2024.
Interest Rate
The interest rate on the bonds will be          % per year.
Interest Payment Dates
March 1 and September 1, beginning on March 1, 2015.
Security
The bonds will be secured under our existing mortgage and deed of trust, which constitutes a first lien (subject to the conditions and limitations in the instruments through which we claim title to our properties and to excepted encumbrances under the mortgage and deed of trust) on substantially all of our properties and franchises. See “Description of First Mortgage Bonds — Security” in this prospectus supplement and “Description of Debt Securities — Description of First Mortgage Bonds — Security” in the accompanying prospectus.
Optional Redemption
We may redeem all or any portion of the bonds at our option at any time at the redemption price calculated as described under “Description of First Mortgage Bonds — Optional Redemption” in this prospectus supplement, plus accrued and unpaid interest to, but not including, the redemption date.
Use of Proceeds
We estimate that the net proceeds from this offering of our bonds will be approximately $          million after deducting the underwriting discount and our estimated offering expenses. We intend to use $7.2 million of the net proceeds from this offering to repay in full at maturity $7.0 million in aggregate principal amount of our 7.63% secured medium term notes, Series C due August 29, 2014, plus accrued and unpaid interest thereon. We also intend to use the net proceeds to repay our outstanding commercial paper, including commercial paper that we may issue to prepay in full our $100 million term loan, plus accrued and unpaid interest thereon. We intend to use any remaining net proceeds from this offering for general corporate purposes. See “Use of Proceeds” in this prospectus supplement.
Conflicts of Interest
Certain of the underwriters or their affiliates may hold a portion of the commercial paper that we intend to repay using the net proceeds of this offering. In such event, it is possible that one or more of the underwriters or their affiliates could receive at least 5% of the net proceeds of this offering. In the event of any such conflict of interest, such underwriter would be required to conduct the distribution of the bonds in accordance with Rule 5121 (Public Offerings of Securities with Conflicts of Interest) of the Financial Industry Regulatory Authority, Inc., or FINRA. See “Underwriting — Conflicts of Interest” in this prospectus supplement.
Sinking Fund
None

Risk Factors
You should refer to the “Risk Factors” section, beginning on page S-4 of this prospectus supplement, to understand the risks associated with an investment in the bonds.
Ratio of Earnings to Fixed Charges
Set forth below is our ratio of earnings to fixed charges for the six months ended June 30, 2014, and for each of the years in the five-year period ended December 31, 2013.

Six Months Ended June 30, 2014	Year Ended December 31,
	2013	2012	2011	2010	2009
1.76	1.96	1.71	1.97	2.39	1.81

For purposes of calculating the ratio of earnings to fixed charges, earnings consist of net income before income tax expense, plus fixed charges. Fixed charges consist of interest expensed and capitalized, amortization of discounts and capitalized expenses related to indebtedness and an estimate of the interest within rental expense.

RISK FACTORS
Investing in the bonds involves risks. Before deciding to invest in the bonds, you should consider carefully the risks identified and discussed under the heading “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2013 and in Part II, Item 1A of our Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, which are incorporated by reference in this prospectus supplement and the accompanying prospectus. Additionally, you should consider carefully the discussion of the risks and uncertainties that relate specifically to this offering of bonds and are set forth below as well as any additional discussion of risks and uncertainties that may be included in any other prospectus supplement or written communication that we issue in connection with this offering of bonds or in the other documents that are incorporated by reference into this prospectus supplement or the accompanying prospectus. The risk factors, risks and uncertainties we discuss in these documents are those that we currently believe may materially affect us, our operations and financial results, or the bonds. Additional risks and uncertainties not currently known to us or that we currently believe are immaterial also may have a material adverse effect on our business, financial condition or results of operations, or could adversely affect the value of the bonds offered by this prospectus supplement.
We cannot assure you that an active trading market for the bonds will develop.
The bonds are a new issue of securities with no established trading market. We do not intend to apply for listing of the bonds on any securities exchange or automated quotation system. There can be no assurance that a trading market for the bonds will develop or, if such a market develops, be maintained. Further, there can be no assurance as to the liquidity of any market that may develop for the bonds or the ability of the bondholders to sell their bonds.
The underwriters have informed us that they intend to make a market in the bonds. However, the underwriters are not obligated to do so, and any such market-making activity may be terminated at any time without notice. If a market for the bonds does not develop, purchasers may be unable to resell the bonds for an extended period of time. Consequently, a bondholder may not be able to liquidate its investment readily, and the bonds may not be readily accepted as collateral for loans. In addition, such market-making activity will be subject to restrictions under the federal securities laws.
The future trading price of the bonds is subject to fluctuation.
Future trading prices of the bonds will depend on many factors including, among other things, prevailing interest rates, the liquidity of the market for the bonds, the market for similar securities, the time remaining to maturity of the bonds and the terms related to optional redemption of the bonds. Future trading prices of the bonds also may be affected by our business, financial condition, results of operations and credit ratings and could be affected by the business, results of operations and credit ratings of our affiliates. Accordingly, there can be no assurance as to the price at which bondholders will be able to sell their bonds.

USE OF PROCEEDS
We estimate that the net proceeds from this offering of our bonds will be approximately $          million after deducting the underwriting discount and our estimated offering expenses. We intend to use $7.2 million of the net proceeds from this offering to repay in full at maturity $7.0 million in aggregate principal amount of our 7.63% secured medium term notes, Series C due August 29, 2014, plus accrued and unpaid interest thereon. The medium term notes are secured by a like principal amount of our 7.63% first mortgage bonds due 2014, which under the mortgage will be deemed to be paid in full when the medium term notes are repaid in full. We also intend to use the net proceeds to repay our outstanding commercial paper, including commercial paper that we may issue to prepay in full our $100 million term loan, plus accrued and unpaid interest thereon. As of August 15, 2014, we had $123.1 million of commercial paper outstanding with a weighted average interest rate of 0.25%, and the term loan bore interest at an annual rate of 0.91%, which is subject to adjustment from time to time. We intend to use any remaining net proceeds from this offering for general corporate purposes.
RATIO OF EARNINGS TO FIXED CHARGES
Set forth below is our ratio of earnings to fixed charges for the six months ended June 30, 2014 and for each of the years in the five-year period ended December 31, 2013.

	Six Months Ended June 30, 2014	Year Ended December 31,
		2013	2012	2011	2010	2009
Ratio of Earnings to Fixed Charges	1.76	1.96	1.71	1.97	2.39	1.81

For purposes of calculating the ratio of earnings to fixed charges, earnings consist of net income before income tax expense, plus fixed charges. Fixed charges consist of interest expensed and capitalized, amortization of discounts and capitalized expenses related to indebtedness and an estimate of the interest within rental expense.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION
The following table contains selected historical consolidated financial information for ACE derived from our consolidated financial statements. The selected historical consolidated financial information as of and for the six months ended June 30, 2014 and 2013 is derived from our unaudited consolidated financial statements for such periods, and the selected historical consolidated financial information as of and for each of the years in the three-year period ended December 31, 2013 is derived from our audited consolidated financial statements as of and for such years. You should read the selected historical consolidated financial information in conjunction with the historical consolidated financial statements and related notes thereto and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2014 and in our Annual Report on Form 10-K for the year ended December 31, 2013, which are incorporated herein by reference.
Atlantic City Electric Company

	As of and for the Six Months Ended June 30,		As of and for the Year Ended December 31,
(in millions)	2014	2013	2013	2012	2011
Income Statement Data
Operating revenue	$593	$548	$1,202	$1,198	$1,268
Operating expenses	537	496	1,066	1,079	1,129
Operating income	56	52	136	119	139
Net income	16	16	50	35	39
Balance Sheet Data
Cash and cash equivalents	$6	$4	$3	$6	$91
Total assets	3,262	3,329	3,275	3,229	3,006
Capitalization and Short-Term Debt
Short-term debt	$180	$64	$138	$133	$23
Current portion of long-term debt	149	109	148	108	37
Long-term debt	753	860	753	760	832
Transition bonds issued by ACE Funding	193	236	214	256	295
Total equity	857	893	867	802	802
Total Capitalization	$2,132	$2,162	$2,120	$2,059	$1,989

DESCRIPTION OF FIRST MORTGAGE BONDS
General
The following description of the terms of the bonds offered hereby summarizes certain general terms that will apply to the bonds. The bonds will be issued under a mortgage and deed of trust, between us and The Bank of New York Mellon, as trustee (ultimate successor to the Irving Trust Company), dated January 15, 1937, which we refer to as the mortgage. This description is not complete, and we refer you to the accompanying prospectus for a description of additional terms of the bonds and the mortgage.
We will issue the bonds on the basis of previously issued bonds that we have paid, retired, redeemed or cancelled or surrendered for cancellation, which we refer to as previously issued bonds.
After giving effect to the issuance of the bonds:
•
  $911.0 million in aggregate principal amount of bonds will be outstanding (including $62.0 million in aggregate principal amount of first mortgage bonds collateralizing certain series of outstanding tax-exempt bonds issued on our behalf, $24.0 million in aggregate principal amount of first mortgage bonds collateralizing certain series of our medium term notes issued under another indenture and $225.0 million in aggregate principal amount of first mortgage bonds collateralizing certain series of our senior notes issued under another indenture);
•
  as of December 31, 2013, we had $730.6 million of property additions available for the purposes permitted in the mortgage, including the issuance of bonds, the withdrawal of cash held by the trustee or the release of property, none of which have been used for such purposes;
•
  as of July 31, 2014, approximately $75.0 million in aggregate principal amount of previously issued bonds were available for the purposes permitted in the mortgage, including the issuance of bonds by us under the mortgage; and
•
  as of July 31, 2014, available property additions and previously issued bonds would permit, and the net earnings test would not prohibit, the issuance of approximately $          million in principal amount of additional bonds as long as the weighted average interest rate of the additional bonds was less than approximately          %.
See “Description of Debt Securities — Description of First Mortgage Bonds — Issuance of Additional First Mortgage Bonds” in the accompanying prospectus.
The bonds will be issued in fully-registered form in denominations of $1,000 or integral multiples of $1,000 in excess thereof. The bonds will be initially issued in book-entry form through the facilities of The Depository Trust Company, also referred to as DTC, as depositary. So long as the bonds remain deposited with DTC, in DTC’s book-entry system, transfers or exchanges of beneficial interests in the bonds may be effected only through records maintained by DTC or its nominee, and payments of principal, premium, if any, and interest will be made to DTC in immediately available funds as described under “Book-Entry Only — The Depository Trust Company” in this prospectus supplement.
Maturity, Interest and Payment
The bonds will mature on September 1, 2024 and will bear interest at a rate of          % per year. Interest on the bonds will be payable semi-annually on March 1 and September 1 of each year, beginning on March 1, 2015. If an interest payment date falls on a day that is not a business day, interest will be payable on the next succeeding business day, with the same force and effect as if made on such interest payment date (and without any interest or other payment in respect of such delay). Interest will be paid to the persons in whose names the bonds are registered at the close of business on each February 15 and August 15. However, interest payable at maturity will be paid to the person to whom the principal is paid. Interest will be calculated on the basis of a 360-day year, consisting of twelve 30-day months, and will accrue from the date of the initial issuance of the bonds or from the most recent interest payment date to which interest has been paid, as applicable.

Security
The bonds will be secured, together with all other bonds now or hereafter issued, under the mortgage, by a first lien (subject to the conditions and limitations in the instruments through which we claim title to our properties and excepted encumbrances under the mortgage) on substantially all of our properties and franchises as more fully described in the accompanying prospectus under the heading “Description of Debt Securities — Description of First Mortgage Bonds — Security.”
Optional Redemption
We may redeem all or any portion of the bonds at our option, at any time prior to their maturity, at the redemption price described below. We will give notice of our intent to redeem the bonds at least 30 days, but no more than 60 days, prior to the redemption date.
If we redeem all or any part of the bonds as described above prior to June 1, 2024, we will pay a redemption price equal to the greater of:
•
  100% of the principal amount of the bonds being redeemed; and
•
  the Make-Whole Amount for the bonds being redeemed,
plus, in each case, accrued and unpaid interest on such bonds to, but not including, the redemption date.
If we redeem all or any part of the bonds pursuant to the provisions thereof on or after June 1, 2024, we will pay a redemption price equal to 100% of the principal amount of the bonds being redeemed plus accrued and unpaid interest on such bonds to, but not including, the redemption date.
“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the bonds to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such bonds.
“Comparable Treasury Price” means, with respect to any redemption date prior to June 1, 2024, (i) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (ii) if the Independent Investment Banker obtains fewer than four of such Reference Treasury Dealer Quotations, the average of all such quotations.
“Independent Investment Banker” means an investment banking institution of national standing appointed by us that is not the Reference Treasury Dealer.
“Make-Whole Amount” means the sum of the present values of the remaining scheduled payments of principal of and interest (not including the portion of any scheduled payment of interest which accrued prior to the redemption date) on the bonds being redeemed, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus           basis points.
“Reference Treasury Dealer” means a primary United States Treasury securities dealer appointed by us.
“Reference Treasury Dealer Quotations” means, with respect to any redemption date prior to June 1, 2024, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by the Reference Treasury Dealer at 5:00 p.m. Eastern time on the third business day preceding such redemption date.
“Treasury Rate” means, with respect to any redemption date prior to June 1, 2024, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.
If at the time notice of redemption is given the redemption moneys are not on deposit with the trustee, the redemption shall be subject to the receipt of such moneys on or before the redemption date, and such notice shall be of no effect unless such moneys are received.

Upon deposit of the redemption price, on and after the redemption date, interest will cease to accrue on the bonds or portions thereof called for redemption.
Additional Bonds
The bonds offered hereby are designated as First Mortgage Bonds,          % Series due September 1, 2024. We may from time to time, without the consent of the holders and subject to the conditions set forth in the mortgage, issue additional bonds of this series. Any such additional bonds will have the same terms and the same CUSIP number as, and on this basis will be fungible with, the bonds being offered hereby. See “Description of Debt Securities — Description of First Mortgage Bonds — Issuance of Additional First Mortgage Bonds” in the accompanying prospectus.
Sinking Fund
There is no provision for a sinking fund applicable to the bonds.
Payment and Paying Agents
Principal, premium, if any, and interest on the bonds at maturity will be payable upon presentation of the bonds at the corporate trust office of The Bank of New York Mellon, in The City of New York, as paying agent for the bonds. We may change the place of payment on the bonds, appoint one or more additional paying agents (including us or any of our affiliates) and remove any paying agent, all at our discretion.
Book-Entry Only — The Depository Trust Company
The bonds will trade through DTC. The bonds will be issued in fully registered form and will be evidenced by one or more global bonds registered in the name of DTC’s nominee, Cede & Co. The global bonds will be deposited with the trustee as custodian for DTC.
DTC is a New York limited-purpose trust company, a New York banking organization, a member of the Federal Reserve System, a New York clearing corporation and a clearing agency registered under Section 17A of the Exchange Act. DTC holds securities for its participants and also facilitates post-trade settlement of securities transactions among its participants through electronic computerized book-entry changes in the participants’ accounts, thereby eliminating the need for physical movement of securities certificates. DTC participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through, or maintain a custodial relationship with, a direct participant, either directly or indirectly. The rules that apply to DTC and those using its system are on file with the SEC.
Purchases of the bonds within the DTC system must be made by or through participants, which will receive a credit for the bonds on DTC’s records. The beneficial ownership interest of each purchaser will be recorded on the participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners should receive written confirmations of the transactions, as well as periodic statements of their holdings, from the participants through which they purchased bonds. Transfers of ownership interests in the bonds are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates for their bonds, except in the event that the use of the book-entry system for the bonds is discontinued.
To facilitate subsequent transfers, all bonds deposited by participants with DTC are registered in the name of DTC’s nominee, Cede & Co. The deposit of the bonds with DTC and their registration in the name of Cede & Co. does not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the bonds; DTC’s records reflect only the identity of the participants to whose accounts such bonds are credited, which may or may not be the beneficial owners. Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to participants, among participants, and by participants to beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.
Redemption notices will be sent to DTC. If less than all of the bonds are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each participant in such issue to be redeemed.
Neither DTC, nor Cede & Co., will itself consent or vote with respect to the bonds. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the voting or consenting rights of Cede & Co. to those participants to whose accounts the bonds are credited on the record date.
Payments of redemption proceeds, principal of and interest on the bonds will be made to Cede & Co. DTC’s practice is to credit participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us, on the payment date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices and will be the responsibility of participants and not of DTC, the trustee or us, subject to any statutory or regulatory requirements that may be in effect from time to time. Payment of redemption proceeds, principal and interest to Cede & Co. is our responsibility. Disbursement of payments to participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of participants.
A beneficial owner will not be entitled to receive physical delivery of the bonds. Accordingly, each beneficial owner must rely on the procedures of DTC to exercise any rights under the bonds.
DTC may discontinue providing its services as securities depository with respect to the bonds at any time by giving us or the trustee reasonable notice. In the event that a successor securities depository is not obtained, certificates for the bonds will be printed and delivered.
The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but neither we nor the underwriters take any responsibility for the accuracy of this information.

UNDERWRITING
Under the terms and subject to the conditions set forth in the purchase agreement between us and the underwriters named below, for which Barclays Capital Inc. and KeyBanc Capital Markets Inc. are acting as representatives, we have agreed to sell to the underwriters, and each of the underwriters has agreed to severally purchase from us, the principal amount of the bonds set forth opposite its name in the table below.

Underwriter	Principal Amount
Barclays Capital Inc.	$
KeyBanc Capital Markets Inc.
BNY Mellon Capital Markets, LLC
Credit Suisse Securities (USA) LLC
The Williams Capital Group, L.P.
Total		$150,000,000

The purchase agreement provides that the underwriters are obligated to purchase all of the bonds if any are purchased. The purchase agreement also provides that if one or more underwriters default, the purchase commitments of the non-defaulting underwriters may be increased or the offering of bonds may be terminated.
The offering of bonds by the underwriters is subject to the receipt of the bonds from us and is subject to the underwriters’ right to reject any order in whole or in part.
The underwriters propose to offer the bonds initially at the public offering price on the cover page of this prospectus supplement and may offer the bonds to certain dealers at that price less a selling concession of          % of the principal amount per bond. The underwriters may allow a discount not in excess of          % of the principal amount per bond on sales to other dealers. After the initial public offering of the bonds, the public offering price, selling concession and discount to broker-dealers may change.
We estimate that our out of pocket expenses for this offering, excluding the underwriting discount, will be approximately $420,000.
The bonds are a new issue of securities with no established trading market. We do not intend to apply for listing of the bonds on any securities exchange or automated quotation system. One or more of the underwriters intends to make a secondary market for the bonds. However, they are not obligated to do so and may discontinue making a secondary market for the bonds at any time without notice. No assurance can be given as to how liquid the trading market for the bonds will be or that an active public market for the bonds will develop or be maintained. If an active public trading market for the bonds does not develop, the market price and liquidity of the bonds may be adversely affected.
We have agreed to indemnify the several underwriters against liabilities, including but not limited to liabilities under the Securities Act, or contribute to payments which the underwriters may be required to make in that respect.
In connection with the offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act.
•
  Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.
•
  Over-allotment involves sales by the underwriters of bonds in excess of the principal amount of bonds the underwriters are obligated to purchase, which creates a syndicate short position.
•
  Syndicate covering transactions involve purchases of the bonds in the open market after the distribution has been completed in order to cover syndicate short positions. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the bonds in the open market after pricing that could adversely affect investors who purchase in the offering.

•
  Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the bonds originally sold by the syndicate member are purchased in a stabilizing transaction or a syndicate covering transaction to cover syndicate short positions.
These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of the bonds or preventing or retarding a decline in the market price of the bonds. As a result, the price of the bonds may be higher than the price that might otherwise exist in the open market. These transactions, if commenced, may be discontinued at any time without notice.
In the ordinary course of business, the underwriters and their respective affiliates have from time to time performed and may in the future perform various financial advisory, commercial banking, investment banking, asset leasing, trust or treasury services for us and our affiliates, for which they received, or will continue to receive, customary fees or compensation. In addition, affiliates of certain of the several underwriters are lenders under our primary credit facility and our term loan and are dealers under our commercial paper program.
The underwriters and their respective affiliates may also, in the ordinary course of their various business activities, make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and instruments of ours or our affiliates. Certain of the underwriters and their affiliates that have a lending relationship with us routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the bonds offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the bonds offered hereby. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or financial instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.
We expect that delivery of the bonds offered hereby will be made against payment therefor on or about the closing date specified on the cover page of this prospectus supplement, which will be the fifth business day following the date of pricing of the bonds (this settlement cycle being referred to as “T+5”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market are generally required to settle in three business days unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade the bonds on the date of the pricing of the bonds or the next succeeding business day will be required, by virtue of the fact that the bonds initially will settle in T+5, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisors.
Conflicts of Interest
Certain of the underwriters or their affiliates may hold a portion of the commercial paper that we intend to repay using the net proceeds of this offering. In such event, it is possible that one or more of the underwriters or their affiliates could receive at least 5% of the net proceeds of the offering, and in that case such underwriter would be deemed to have a conflict of interest under FINRA Rule 5121 (Public Offerings of Securities with Conflicts of Interest). In the event of any such conflict of interest, such underwriter would be required to conduct the distribution of the bonds in accordance with FINRA Rule 5121. If the distribution is conducted in accordance with FINRA Rule 5121, such underwriter would not be permitted to confirm a sale to an account over which it exercises discretionary authority without first receiving specific written approval from the account holder.

LEGAL MATTERS
Certain legal matters in connection with the offering of the bonds will be passed upon for us by Kevin C. Fitzgerald, Esq., our General Counsel, by Jane K. Storero, Esq., our Secretary, and by Covington & Burling LLP, Washington, D.C. As of August 5, 2014, Mr. Fitzgerald beneficially owned 1,623 shares of PHI common stock and 83,033 PHI time-based restricted stock units and Ms. Storero beneficially owned 4,269 shares of PHI common stock and 10,318 PHI time-based restricted stock units. Each time-based restricted stock unit entitles the holder to receive one share of PHI common stock upon specified terms and conditions. Hunton & Williams LLP, New York, New York, is counsel for the underwriters in connection with this offering and from time to time represents PHI and certain of our other affiliates.
EXPERTS
The consolidated financial statements and financial statement schedule incorporated in this prospectus supplement by reference to our Annual Report on Form 10-K for the year ended December 31, 2013 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports with the SEC. Our SEC filings are available to the public over the Internet free of charge on PHI’s website (http://www.pepcoholdings.com) as soon as reasonably practicable after such documents are electronically filed with or furnished to the SEC, and at the SEC’s website (http://www.sec.gov). Information on PHI’s website is not a part of this prospectus supplement or the accompanying prospectus. You may also read and copy any document we file at the SEC’s Public Reference Room, which is located at 100 F Street, N.E., Washington, D.C. 20549. You can obtain further information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.
This prospectus supplement is part of a registration statement on Form S-3 filed with the SEC under the Securities Act. It does not contain all of the information that is important to you. You should read the registration statement for further information about us and the bonds we are offering. Statements contained in this prospectus supplement concerning the provisions of any document filed as an exhibit to the registration statement or otherwise filed with the SEC highlight selected information, and in each instance reference is made to the copy of the document filed.
The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement, and information that we file later with the SEC will automatically update and may supersede this information. We incorporate by reference the documents listed below that we have filed with the SEC and any future filing that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any portion of any such documents that is furnished, rather than filed, by us in accordance with the rules of the SEC under the Exchange Act) until the offering of the bonds described in this prospectus supplement is completed or terminated:
•
  our Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on February 25, 2014 (File No. 001-03559);
•
  our Quarterly Report on Form 10-Q for the period ended March 31, 2014, filed with the SEC on May 7, 2014 (File No. 001-03559);
•
  our Quarterly Report on Form 10-Q for the period ended June 30, 2014, filed with the SEC on August 1, 2014 (File No. 001-03559); and
•
  our Current Reports on Form 8-K, filed with the SEC on April 30, 2014, May 20, 2014, July 21, 2014 and August 14, 2014 (File No. 001-03559).

If you request, orally or in writing, copies of any of the documents incorporated by reference, we will send you the copies you requested at no charge. However, we will not send exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents. You may request such copies by writing to Atlantic City Electric Company, c/o Pepco Holdings, Inc., 701 Ninth Street, N.W., Washington, D.C. 20068, attention Secretary, or by calling (202) 872-2000.

PROSPECTUS

Atlantic City Electric Company
Debt Securities

This prospectus relates to debt securities that we may offer from time to time. The securities may be offered in one or more series and in an amount or number, at prices and on other terms and conditions to be determined at the time of sale and described in a prospectus supplement accompanying this prospectus. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.
We may offer and sell the securities on a continuous or delayed basis to or through one or more underwriters, dealers or agents, or directly to purchasers.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 30, 2013.

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, or the SEC. You should rely only on the information we have provided or incorporated by reference in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with additional or different information. We are not making an offer to sell or soliciting an offer to buy these securities in any jurisdiction where the offer or solicitation is not permitted. You should assume that the information in this prospectus or the accompanying prospectus supplement is accurate only as of the date on the front of that document and that any information contained in a document incorporated by reference is accurate only as of the date of that incorporated document.
i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the SEC under the Securities Act of 1933, as amended (the “Securities Act”), utilizing an automatic shelf registration process. We may use this prospectus to offer and sell from time to time any one or a combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will describe in an accompanying prospectus supplement the type, amount or number and other terms and conditions of the securities being offered, the price at which the securities are being offered, and the plan of distribution for the securities. The specific terms of the offered securities may vary from the general terms of the securities described in this prospectus, and accordingly the description of the securities contained in this prospectus is subject to, and qualified by reference to, the specific terms of the offered securities contained in the accompanying prospectus supplement. The prospectus supplement may also add, update or change information contained in this prospectus, including information about us. Therefore, for a complete understanding of the offered securities, you should read both this prospectus and the prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”
For more detailed information about the securities, you can also read the exhibits to the registration statement. Those exhibits may be filed with the registration statement or may be incorporated by reference to earlier SEC filings listed in the registration statement or subsequent filings that we may make under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
In this prospectus, unless the context indicates otherwise, the words “ACE,” “the company,” “we,” “our,” “ours” and “us” refer to Atlantic City Electric Company and its consolidated subsidiaries.
FORWARD-LOOKING STATEMENTS
Some of the statements contained in this prospectus or any accompanying prospectus supplement, or any information incorporated by reference herein or therein, are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, and are subject to the safe harbor created thereby under the Private Securities Litigation Reform Act of 1995. These statements include declarations regarding our intents, beliefs, estimates and current expectations. In some cases, you can identify forward-looking statements by terminology such as “may,” “might,” “will,” “should,” “could,” “expects,” “intends,” “assumes,” “seeks to,” “plans,” “anticipates,” “believes,” “projects,” “estimates,” “predicts,” “potential,” “future,” “goal,” “objective,” or “continue” or the negative of such terms or other variations thereof or comparable terminology, or by discussions of strategy that involve risks and uncertainties. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Therefore, forward-looking statements are not guarantees or assurances of future performance, and actual results could differ materially from those indicated by the forward-looking statements.
The forward-looking statements contained in this prospectus or any accompanying prospectus supplement, or incorporated by reference herein or therein, are qualified in their entirety by reference to the following important factors, which are difficult to predict, contain uncertainties, are beyond our control and may cause actual results to differ materially from those contained in forward-looking statements:
•
  changes in governmental policies and regulatory actions affecting the energy industry, including allowed rates of return, industry and rate structure, acquisition and disposal of assets and facilities, operation and construction of transmission and distribution facilities and the recovery of purchased power expenses;
•
  the outcome of pending and future rate cases and other regulatory proceedings, including challenges to our base return on equity and the application of the formula rate process previously established by the Federal Energy Regulatory Commission, or FERC, for transmission services provided by us; and (ii) other possible disallowances of recovery of costs and expenses;
ii

•
  the expenditures necessary to comply with regulatory requirements, including regulatory orders, and to implement reliability enhancement, emergency response and customer service improvement programs;
•
  possible fines, penalties or other sanctions assessed by regulatory authorities against us;
•
  the impact of adverse publicity and media exposure which could render us or our subsidiary vulnerable to negative customer perception and could lead to increased regulatory oversight or other sanctions;
•
  weather conditions affecting usage and emergency restoration costs;
•
  population growth rates and changes in demographic patterns;
•
  changes in customer energy demand due to conservation measures and the use of more energy-efficient products;
•
  general economic conditions, including the impact of an economic downturn or recession on energy usage;
•
  changes in and compliance with environmental and safety laws and policies;
•
  changes in tax rates or policies;
•
  changes in rates of inflation;
•
  changes in accounting standards or practices;
•
  unanticipated changes in operating expenses and capital expenditures;
•
  rules and regulations imposed by, and decisions of, federal and/or state regulatory commissions, PJM Interconnection, LLC, the North American Electric Reliability Corporation, and other applicable electric reliability organizations;
•
  legal and administrative proceedings (whether civil or criminal) and settlements that affect our or our subsidiary’s business and profitability;
•
  interest rate fluctuations and the impact of credit and capital market conditions on the ability to obtain funding on favorable terms; and
•
  effects of geopolitical and other events, including the threat of domestic terrorism or cyber attacks.
These forward-looking statements are also qualified by, and should be read together with, the risk factors in our Annual Report on Form 10-K for the year ended December 31, 2012, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2013, and our other filings with the SEC, and the other cautionary statements contained therein, which are incorporated by reference into this prospectus. Investors should refer to these risk factors and other cautionary statements in evaluating the forward-looking statements contained in this prospectus or any accompanying prospectus supplement, or any information incorporated by reference herein or therein.
Any forward-looking statements speak only as of the date of the document in which they are contained and we do not undertake any obligation to update any forward-looking statements to reflect events or circumstances after the date on which such statements are made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict all such factors. Furthermore, it may not be possible to assess the impact of any such factor on our or our subsidiary’s business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. The foregoing factors should not be construed as exhaustive.
iii

ATLANTIC CITY ELECTRIC COMPANY
We are a regulated public utility engaged in the transmission, distribution and default supply of electricity in a service territory consisting of Atlantic, Burlington, Camden, Cape May, Cumberland, Gloucester, Ocean and Salem counties in southern New Jersey. Our service territory covers approximately 2,700 square miles and, as of December 31, 2012, had a population of approximately 1.1 million. As of December 31, 2012, we distributed electricity to approximately 545,000 customers in our service territory. Of the 9,495,000 megawatt hours of electricity we delivered in 2012, approximately 46% were delivered to residential customers, 45% to commercial customers, and 9% to industrial customers.
We are regulated by the New Jersey Board of Public Utilities, or the NJBPU. The rates we are paid for the delivery of electricity in New Jersey are established by the NJBPU.
Our transmission facilities, and the rates for which we are paid for the transmission of electricity over those facilities, are regulated by FERC. These transmission facilities are interconnected with the transmission facilities of contiguous utilities and are part of an interstate power transmission grid over which electricity is transmitted throughout the mid-Atlantic portion of the United States and parts of the Midwest. We are a member of the PJM Regional Transmission Organization, or PJM RTO, the regional transmission organization designated by FERC to coordinate the movement of wholesale electricity within its region.
Electric customers in New Jersey who do not choose another supplier receive basic generation service, or BGS, from their electric distribution company. New Jersey’s electric distribution companies, including ACE, jointly obtain the electricity to meet their BGS obligations from competitive suppliers selected through auctions authorized by the NJBPU for the supply of New Jersey’s total BGS requirements. Each winning bidder is required to supply its committed portion of the BGS customer load with full requirements service, consisting of power supply and transmission service.
We are a wholly owned subsidiary of Pepco Holdings, Inc., or PHI. PHI is a holding company that, through its regulated utility subsidiaries, including us, Potomac Electric Power Company and Delmarva Power & Light Company, is engaged primarily in the transmission, distribution and default supply of electricity and, to a lesser extent, the delivery and supply of natural gas.
PHI is a publicly held company. PHI and ACE both file periodic reports and other documents with the SEC. Our sole director and many of our officers are officers of PHI. Our headquarters are located at 500 North Wakefield Drive, Newark, Delaware 19702, and our telephone number is (202) 872-2000.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of the securities offered by this prospectus as described in the accompanying prospectus supplement.
RATIO OF EARNINGS TO FIXED CHARGES
Set forth below is our ratio of earnings to fixed charges for the six months ended June 30, 2013, and for each year in the five-year period ended December 31, 2012.

	Six Months Ended June 30, 2013	Year Ended December 31,
		2012	2011	2010	2009	2008
Ratio of Earnings to Fixed Charges	1.46	1.71	1.97	2.39	1.81	2.40

For purposes of calculating the ratio of earnings to fixed charges, earnings consist of net income, plus taxes based on income, plus fixed charges, less subsidiary capitalized interest. Fixed charges consist of interest expensed, capitalized interest and interest factor in rentals.
DESCRIPTION OF DEBT SECURITIES
The following is a general description of the debt securities that we may offer under this prospectus, which could be senior notes, first mortgage bonds or other debt securities. The particular terms of any debt securities and the extent, if any, to which these general provisions will not apply to such debt securities will be described in the prospectus supplement relating to the debt securities. We may also sell hybrid securities that combine certain features of debt securities described in this prospectus.
We may issue:
•
  senior notes in one or more series under the indenture, dated as of April 1, 2004 (referred to herein as the senior note indenture), between us and The Bank of New York Mellon, as trustee (referred to herein as the senior note trustee);
•
  first mortgage bonds in one or more series under the Mortgage and Deed of Trust, dated as of January 15, 1937, between us and The Bank of New York Mellon, as trustee (successor in such capacity to Irving Trust Company) (referred to herein as the mortgage trustee), as amended and supplemented from time to time, including by means of supplemental indentures setting forth the terms of first mortgage bonds issued under the mortgage or the description of after-acquired property that has become subject to the lien of the mortgage (referred to herein as the mortgage); and
•
  other debt securities in one or more series under the indenture, dated as of March 1, 1997 (referred to herein as the note indenture), between us and The Bank of New York Mellon, as trustee (referred to herein as the note trustee).
The statements set forth below are summaries of the material terms of the senior note indenture, the mortgage and the note indenture. In addition to this summary, you are urged to review the senior note indenture, the mortgage and the note indenture, which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part.
As of the date of this prospectus, we have outstanding:
•
  $248.2 million in aggregate principal amount of senior notes issued under the senior note indenture (including $23.2 million in aggregate principal amount of senior notes collateralizing tax-exempt bonds); and
•
  $512.9 million in aggregate principal amount of first mortgage bonds issued under the mortgage (including $38.9 million in aggregate principal amount of first mortgage bonds collateralizing tax-exempt bonds, but not including $248.2 million in aggregate principal amount of collateral first mortgage bonds securing senior notes).

As of the date of this prospectus, we do not have any outstanding debt securities issued under the note indenture.
Description of Senior Notes
The following description of the senior notes sets forth certain general terms and provisions of the senior notes that we may offer pursuant to this prospectus.
General
Until the release date described below, each series of senior notes offered by this prospectus will be secured by a corresponding series of our first mortgage bonds. See “Security; Release Date” below. In this prospectus, we refer to the first mortgage bonds that we may issue and deliver to the senior note trustee as security for the senior notes as collateral bonds. We also may offer first mortgage bonds that do not secure the senior notes by this prospectus, which we refer to as new bonds. See “Description of First Mortgage Bonds” below. The collateral bonds and the new bonds will be issued in one or more series under the mortgage.
In addition to the senior notes secured by collateral bonds, after the release date we may issue from time to time under the senior note indenture senior notes without limitation as to aggregate principal amount. Prior to the release date, the amount of senior notes that we may issue under the senior note indenture cannot exceed the aggregate principal amount of first mortgage bonds that we are able to issue under the mortgage. See “Description of First Mortgage Bonds — Issuance of Additional First Mortgage Bonds” below.
The prospectus supplement will describe the terms of the senior notes being offered, including:
•
  the title of the senior notes;
•
  any limit on the aggregate principal amount of the senior notes;
•
  the date or dates on which the principal and premium, if any, on the senior notes will be payable;
•
  the rate or rates at which the senior notes will bear interest, if any;
•
  the currency or currency unit of payment if other than United States dollars;
•
  the date from which interest, if any, on the senior notes will accrue, the dates on which interest, if any, will be payable, the date on which payment of interest, if any, will commence, and the record dates for any interest payments;
•
  our right, if any, to extend interest payment periods and the duration of any extension;
•
  any redemption, repayment or sinking fund provisions;
•
  the place or places where the principal, premium, if any, and interest on the senior notes will be payable;
•
  the denominations in which the senior notes will be issuable;
•
  the index, if any, with reference to which the amount of principal, premium, if any, or interest on the senior notes will be determined;
•
  any addition to or change in the events of default set forth in the senior note indenture applicable to the senior notes and any change in the right of the senior note trustee or the holders to declare the principal amount of the senior notes due and payable;
•
  any addition to or change in the covenants set forth in the senior note indenture; and
•
  any other terms of the senior notes not inconsistent with the provisions of the senior note indenture.
The senior note indenture does not contain any covenants or other provisions that specifically are intended to afford holders of the senior notes special protection in the event of a highly leveraged transaction.

Security; Release Date
General
Until the release date, the payment of principal of, premium, if any, and interest on each series of senior notes offered by this prospectus and the prospectus supplement will be secured by one or more corresponding series of first mortgage bonds issued under the mortgage described below and held by the senior note trustee. See “Description of First Mortgage Bonds” below. At any time after all first mortgage bonds issued and outstanding under the mortgage, other than collateral bonds, have been retired through payment or redemption (including first mortgage bonds “deemed to have been paid” under Section 107 of the mortgage; see “Description of First Mortgage Bonds — Defeasance and Discharge” below), the senior note trustee will surrender all collateral bonds to us on a date specified by us, so long as we deliver to the senior note trustee an officer’s certificate stating that:
•
  all first mortgage bonds, other than collateral bonds, have been retired through payment or redemption (including first mortgage bonds “deemed to have been paid” under Section 107 of the mortgage);
•
  no default or Event of Default (as defined in “Description of Senior Notes — Event of Default” below) has occurred and is continuing under the senior note indenture; and
•
  on and immediately following the release date, we will be in compliance with the covenants in the senior note indenture concerning limitations on liens and on sale and leaseback transactions (see “Description of Senior Notes — Limitations on Liens and Sale and Leaseback Transactions After Release Date” below); and
•
  if required under Section 314(d) of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), a release fair value certificate.
We refer to the date on which the senior note trustee surrenders the collateral bonds to us as the release date. After the release date, the senior notes will cease to be secured by collateral bonds and will become our unsecured general obligations. (Senior Note Indenture, Section 1303 and 1308)
Delivery of Collateral Bonds
Simultaneously with or prior to the issuance of each series of senior notes, we will issue and deliver to the senior note trustee, for the benefit of the holders of the senior notes of that series, collateral bonds registered in the name of the senior note trustee:
•
  in an aggregate principal amount equal to or exceeding the aggregate principal amount of the senior notes of such series;
•
  with a stated maturity date that is the same as the stated maturity date of the senior notes of such series;
•
  bearing an interest rate equal to the interest rate borne by the senior notes of such series;
•
  having interest payment dates that are the same as the interest payment dates of the senior notes of such series;
•
  with the same redemption provisions, if any, as the senior notes of such series (in addition to those described below under “Description of First Mortgage Bonds — Mandatory Redemption”); and
•
  in all other material respects conforming as nearly as is practicable to the terms of the senior notes of such series.
(Senior Note Indenture, Section 1302)

Until the release date, the collateral bonds delivered to the senior note trustee will be held in trust by the senior note trustee for the equal and proportionate benefit and security of the holders from time to time of the corresponding series of senior notes, and shall serve as security for:
•
  the full and prompt payment of the principal of and premium, if any, on the corresponding series of senior notes when and as the same shall become due in accordance with the terms and provisions of the senior notes and the senior note indenture, whether at stated maturity or by declaration of acceleration, call for redemption or otherwise; and
•
  the full and prompt payment of interest on such senior notes when and as the same shall become due in accordance with the terms and provisions of the senior notes and the senior note indenture.
(Senior Note Indenture, Section 1303)
Each series of senior notes will be secured by only one corresponding series of collateral bonds, and each such series of collateral bonds will secure only that series of senior notes. (Senior Note Indenture, Section 1302)
Payment of Principal, Premium and Interest on Collateral Bond
Our obligation to make any payment of principal of, or premium, if any, or interest on, the collateral bonds will be deemed to be satisfied and discharged to the extent that payment of the principal of, or premium, if any, or interest on, the senior notes secured by such collateral bonds has been made or otherwise discharged by us. (Senior Note Indenture, Section 1305)
Restrictions on Transfer of Collateral Bonds
Except as required to effect an assignment of its rights and obligations under the senior note indenture to a successor trustee and except for the release of the collateral bonds to us or the mortgage trustee in accordance with the senior note indenture, the senior note trustee may not transfer any collateral bonds held by it as security for senior notes. (Senior Note Indenture, Section 1307)
Redemption of Collateral Bonds
The collateral bonds securing any series of senior notes will be redeemable upon the acceleration of maturity of the related series of senior notes as the result of any Event of Default under the senior note indenture (if the maturity of such collateral bonds has not already been accelerated), at a redemption price equal to the principal amount of such collateral bonds, plus accrued and unpaid interest thereon to the date of the redemption demand. (Senior Note Indenture, Section 1302; Form of Supplemental Indenture with respect to Collateral First Mortgage Bonds, Section 1) In such event, the senior note trustee is required under the senior note indenture to file with us a demand for redemption of the collateral bonds. (Senior Note Indenture, Section 802)
Effect of Release Date
After the release date, the senior notes will cease to be secured by the collateral bonds and the senior note trustee is required to surrender to us or the mortgage trustee all collateral bonds then held by it. (Senior Note Indenture, Sections 1303 and 1308) The senior note trustee is required to provide notice to all holders of senior notes of the occurrence of the release date. (Senior Note Indenture, Section 1308)
Release of Security Prior to Release Date
The senior note indenture permits us to reduce, prior to the release date, the aggregate principal amount of a series of collateral bonds securing a series of senior notes to the extent that we pay or provide for the payment, in whole or part, of the principal of such senior notes. In no event may the principal amount of collateral bonds pledged to the senior note trustee as security for the senior notes of any series be reduced prior to the release date to an amount less than the aggregate principal amount of the outstanding senior notes of such series. (Senior Note Indenture, Section 1308)

Voting of Collateral Bonds
At any meeting of the holders of any series of collateral bonds, or if the consent of holders of such series of collateral bonds is sought without a meeting, the senior note trustee is required to vote all collateral bonds of such series then held by it, or to grant or withhold its consent with respect thereto, as the senior note trustee determines to be in the best interests of the holders of the corresponding series of senior notes, unless the senior note trustee is directed otherwise by the holders of not less than a majority in aggregate principal amount of such series of senior notes. In exercising such responsibilities, the senior note trustee may solicit instructions from the holders of any series of senior notes and, if so, shall vote or shall grant or withhold its consent with respect to the collateral bonds as directed by the holders of a majority in aggregate principal amount of the senior notes. (Senior Note Indenture, Section 1306)
Limitations on Liens and Sale and Leaseback Transactions After Release Date
Unless otherwise defined in this prospectus, capitalized terms used in the text of this section have the meanings given to such terms at the end of this section.
The senior note indenture provides that, so long as any senior notes are outstanding, after the release date we will not issue, assume, guarantee or permit to exist any Indebtedness secured by any Lien on any Operating Property that we now own or hereafter acquire (which is referred to in the senior note indenture as “Secured Debt”), without either:
•
  effectively securing the senior notes equally and ratably with such Indebtedness (but only so long as such Indebtedness is so secured); or
•
  delivering to the senior note trustee bonds, notes or other evidences of indebtedness secured by the Lien which secures such Indebtedness:
◦
  in an aggregate principal amount equal to the aggregate principal amount of the senior notes then outstanding;
◦
  bearing interest at a rate equal to the interest rate borne by the senior notes;
◦
  having interest payment dates that are the same as the interest payment dates of the senior notes;
◦
  with a stated maturity that is the same as the stated maturity of the senior notes; and
◦
  containing the same redemption provisions as the senior notes and provisions providing for mandatory redemption upon an acceleration of the maturity of any outstanding senior notes following an Event of Default (which mandatory redemption would be rescinded automatically upon the rescission of acceleration of the outstanding senior notes).
However, this restriction will not apply to:
•
  Liens on Operating Property, other than the lien of the mortgage, existing on the date of the senior note indenture;
•
  any Lien existing on Operating Property existing at the time we acquire it; provided that (i) the Lien is not created in contemplation of or in connection with such acquisition and (ii) the Lien does not extend to any of our other property or assets;
•
  Liens on property of a corporation existing at the time such corporation is merged into or consolidated with us; provided that (i) the Lien is not created in contemplation of or in connection with such transaction and (ii) the Lien does not extend to any of our other property or assets;
•
  Liens on any Operating Property that we acquire, construct or improve, if the Liens are created or incurred within 18 months after the acquisition, construction or improvement to secure or provide for the payment of any part of the purchase price of such Operating Property or the cost of such construction or improvement, including carrying costs; provided that the Liens do not apply to any of our other property;

•
  Liens in favor of any state or the District of Columbia or any department, agency, instrumentality or political subdivision thereof, or for the benefit of holders of securities issued by any such entity (or providers of credit enhancement with respect to such securities), to secure any Indebtedness incurred to finance all or part of the purchase price or the cost of constructing, developing, or substantially repairing, altering or improving any Operating Property;
•
  extensions, renewals and replacements of Liens described above; provided that any such extension, renewal or replacement Lien is limited to the property or assets covered by the Lien extended, renewed or replaced and the obligations secured by any such extension, renewal or replacement Lien are in an amount not greater than the amount of the obligations secured by the Lien extended, renewed or replaced; and
•
  Liens on Operating Property resulting from any Sale and Leaseback Transaction as described below.
The senior note indenture also provides that, so long as any senior notes are outstanding, after the release date we will not enter into or permit to exist any Sale and Leaseback Transaction, except this restriction will not prevent us from entering into or permitting to exist:
•
  any Sale and Leaseback Transaction involving a lease with a term of four years or shorter;
•
  any Sale and Leaseback Transaction of a corporation existing at the time such corporation is merged into or consolidated with us and any extensions, renewals and replacements thereof;
•
  any Sale and Leaseback Transaction with respect to any Operating Property if such lease is entered into within 18 months after the later of the acquisition of, completion of construction or improvements to, or commencement of operation of such Operating Property and any extensions, renewals and replacements thereof; and
•
  any Sale and Leaseback Transaction if, within 120 days after the effective date of the lease, we apply to the retirement of our Secured Debt an amount equal to the greater of
(i)
  the net proceeds of the sale of the Operating Property leased in such Sale and Leaseback Transaction and
(ii)
  the fair market value (as determined in good faith by our board of directors) of the Operating Property on any date within 90 days prior to the effective date of the lease, except that the amount we are required to apply to the retirement of Secured Debt will be reduced by the principal amount of any senior notes surrendered to the trustee for cancellation within 120 days after the effective date of the lease and the principal amount of Secured Debt, other than senior notes, we voluntarily retire within 120 days after the effective date of the lease.
In addition to the permitted Liens and Sale and Leaseback Transactions described above, the senior note indenture permits us to incur Indebtedness secured by Liens on any Operating Property and enter into Sale and Leaseback Transactions so long as the aggregate amount of all Indebtedness secured by the Liens resulting from these transactions does not exceed the greater of:
•
  15% of Tangible Assets as of the date of our most recent consolidated balance sheet filed with the SEC pursuant to the Exchange Act; and
•
  15% of Capitalization as shown on our most recent consolidated balance sheet filed with the SEC pursuant to the Exchange Act.
For purposes of this section of the prospectus:
“Capital Lease” means any lease that has been or would be capitalized on our books in accordance with generally accepted accounting principles;
“Capitalization” means the total of all the following items appearing on, or included in, our consolidated balance sheet: (i) all liabilities for Indebtedness and (ii) common stock, preferred stock, hybrid preferred securities, premium on capital stock, capital surplus, capital in excess of par value, and retained earnings (however the foregoing may be designated), less, to the extent not otherwise deducted, the cost of shares of capital stock that we hold in our treasury.

“Indebtedness” means all of our outstanding indebtedness for money borrowed evidenced by notes, debentures, bonds or other securities or guarantees of any thereof and all of our Capital Lease obligations;
“Lien” means any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on an asset and (ii) the interest of a vendor or a lessor under any conditional sale agreement, Capital Lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to an asset;
“Operating Property” means (i) any interest in real property we own and (ii) any asset we own that is depreciable in accordance with generally accepted accounting principles, excluding, in either case, any interest as lessee under a Capital Lease (except for a Capital Lease that results from a Sale and Leaseback Transaction);
“Sale and Leaseback Transaction” means any arrangement with any person or entity providing for the leasing to us of any property, which property prior to the leasing thereof to us was Operating Property and was sold by us to such person or entity; provided, however, Sale and Leaseback Transaction shall not include any arrangement entered into prior to the date of the senior note indenture and shall not include any transaction pursuant to which we sell Operating Property to, and thereafter purchase energy or services from, any person or entity which transaction is ordered or authorized by any regulatory authority having jurisdiction over us or our operations or is entered into pursuant to any plan or program of industry restructuring ordered or authorized by any such regulatory authority; and
“Tangible Assets” means the amount shown as total assets on our consolidated balance sheet, less all intangible assets, including, but without limitation, such items as goodwill, trademarks, trade names, patents and unamortized debt discount and expense, all as determined by us in accordance with generally accepted accounting principles applicable to the type of business in which we are engaged.
(Senior Note Indenture, Sections 101, 608 and 609)
Payment and Paying Agents
Unless the prospectus supplement indicates otherwise, payment of interest on a senior note on any interest payment date will be made to the person in whose name such senior note is registered at the close of business on the regular record date for such interest payment. If there has been a default in the payment of interest on any senior note, the defaulted interest may be paid to the holder of such senior note as of the close of business on a special record date no less than 10 nor more than 15 days before the date established by us for proposed payment of such defaulted interest or, if the senior note trustee finds it practicable, in any other manner permitted by any securities exchange on which that senior note may be listed. (Senior Note Indenture, Section 307)
Unless the prospectus supplement indicates otherwise, principal of, premium, if any, and any interest on the senior notes will be payable at the office of the paying agent designated by us. However, we may elect to pay interest by check mailed to the address of the person entitled to such payment at the address appearing in the security register. Unless otherwise indicated in the prospectus supplement, the corporate trust office of the senior note trustee in the City of New York will be designated as our sole paying agent for payments with respect to senior notes of each series. Any other paying agents initially designated by us for the senior notes of a particular series will be named in the prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the senior notes of a particular series. (Senior Note Indenture, Section 602)
All moneys paid by us to a paying agent for the payment of the principal of, premium, if any, or any interest on any senior note which remain unclaimed for two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of such senior note thereafter may look only to us for payment. (Senior Note Indenture, Section 603)

Registration and Transfer
If senior notes at any time are issued otherwise than as book-entry securities, the transfer of the senior notes may be registered, and senior notes may be exchanged for other senior notes of the same series, of authorized denominations and with the same terms and aggregate principal amount, at the offices of the senior note trustee. As more fully described below under the heading “Book-Entry Debt Securities,” we may issue the new senior notes of any series in the form of book-entry securities which will be deposited with, or on behalf of, a depositary identified in the prospectus supplement relating to such series and registered in the name of the depositary or its nominee (Senior Note Indenture, Section 602)
So long as any senior notes are outstanding, we must maintain an office or agency where holders can present or surrender the senior notes for payment or for transfer or exchange and where holders can serve notices and demands to or upon us. (Senior Note Indenture, Sections 305 and 602) We have designated the corporate trust office of The Bank of New York Mellon in the City of New York as our agent for these purposes. We will not impose charges on any transfer or exchange, other than as may be required for the payment of any taxes or other governmental charges incident thereto. We will not be required to register the transfer of, or to exchange, the senior notes of any series during the 15 days prior to the date of mailing notice of redemption of any senior notes of that series or any senior note that is selected for redemption. (Senior Note Indenture, Section 305).
Defeasance and Discharge
The senior note indenture provides that we may defease and be discharged from all obligations with respect to the senior notes and the senior note indenture, which we refer to as legal defeasance, or be released from our obligations under certain covenants under the senior note indenture with respect to the senior notes (as described below) such that our failure to comply with the defeased covenants will not constitute an Event of Default, which we refer to as covenant defeasance. Following a legal defeasance of a series of senior notes, payment of those senior notes may not be accelerated because of an Event of Default. Following a covenant defeasance of a series of senior notes, payment of those senior notes may not be accelerated because of an Event of Default caused by our failure to comply with the defeased covenants or an Event of Default relating to our bankruptcy, insolvency or reorganization. If we satisfy the conditions necessary to effect a covenant defeasance with respect to a series of senior notes, we will be released from our obligations under:
(i)
  the covenants in the senior note indenture relating to limitations on liens, sale and leaseback transactions or consolidations, mergers or sales of assets (see “Limitations on Liens and Sale and Leaseback Transactions After Release Date” and “Consolidation, Merger and Sale of Assets” above); and
(ii)
  any covenants applicable specifically to the series that were established by the instruments creating the series.
We may effect a legal defeasance or a covenant defeasance if:
(i)
  we irrevocably deposit in trust with the senior note trustee money or Eligible Obligations (which are defined in the senior note indenture and principally consist of obligations of, or guaranteed by, the United States) or a combination of money and Eligible Obligations, which will be sufficient to pay when due the principal, premium, if any, and interest on the senior notes;
(ii)
  no default or Event of Default with respect to the applicable series of senior notes has occurred and is continuing;
(iii)
  the legal defeasance or covenant defeasance will not:
(a)
  cause the senior note trustee to have a conflicting interest for the purposes of the Trust Indenture Act;
(b)
  result in the trust arising from the deposit with the senior note trustee of funds to pay all amounts due under the senior notes constituting, unless it is qualified as a regulated investment company under the Investment Company Act of 1940, as amended;

(c)
  result in a breach or violation of, or constitute a default under, the senior note indenture or any other agreement to which we are a party or by which we are bound; and
(d)
  cause any senior notes then listed on any national securities exchange to be delisted;
(iv)
  we deliver to the senior note trustee a customary opinion of counsel (in addition to the tax opinion described below);
(v)
  we deliver to the trustee an opinion of counsel to the effect that the holders of the affected debt securities will:
(a)
  not recognize income, gain or loss for United States federal income tax purposes as a result of the legal defeasance or the covenant defeasance; and
(b)
  be subject to United States federal income tax on the same amounts, in the same manner and at the same times as if the legal defeasance or covenant defeasance had not occurred.
In the case of legal defeasance, the opinion also must state that (1) we have received from, or there has been published by the Internal Revenue Service, a ruling or (2) since the date of the Indenture, there has been a change in applicable federal income tax law;
(vi)
  we comply with any additional terms, conditions or limitations imposed in any supplemental indenture relating to the senior notes defeased;
(vii)
  we pay the applicable fees and expenses of the senior note trustee; and
(viii)
  we deliver to the senior note trustee a customary officer’s certificate stating that we have complied with all conditions precedent to the legal defeasance or the covenant defeasance.
(Senior Note Indenture, Article Seven)
Consolidation, Merger and Sale of Assets
Under the terms of the senior note indenture, we may not consolidate with or merge into any other entity or convey, transfer or lease our properties and assets as, or substantially as, an entirety to any entity, unless:
(i)
  the surviving or successor entity is organized and validly existing under the laws of the United States, a state of the United States or the District of Columbia, it expressly assumes our obligations on all senior notes under the senior note indenture and, if such transaction occurs prior to the release date, our obligations on collateral bonds securing any series of senior notes;
(ii)
  in the case of a lease, such lease is made expressly subject to termination at any time during the continuance of an Event of Default, by (a) us or the senior note trustee and (b) the purchaser of the property so leased at any sale thereof under the senior note indenture, whether the sale be made under any power of sale conferred by the senior note indenture or pursuant to judicial proceedings;
(iii)
  immediately after giving effect to the transaction, no Event of Default under the senior note indenture or no event which, after notice or lapse of time or both, would become an Event of Default shall have occurred and be continuing; and
(iv)
  we shall have delivered to the senior note trustee an officer’s certificate and an opinion of counsel as provided in the senior note indenture.
(Senior Note Indenture, Section 1101)
Upon any consolidation with or merger into another person, or any conveyance or other transfer or lease of our properties and assets as or substantially as an entirety to any other person as described above, the successor person or the person to which such conveyance, transfer or lease is made would succeed to, and be substituted for, us under the senior note indenture, and may exercise every right and power of ours under the senior note indenture, and except in the case of a lease, we would be relieved of all obligations and covenants under the senior note indenture and on the senior notes then outstanding. (Senior Note Indenture, Section 1102)

Although there is a limited body of case law interpreting the phrase “substantially as an entirety,” there is no precise established definition of the phrase under applicable law. As a result of this uncertainty:
(i)
  there could be a disagreement between us and the holders of senior notes over whether, as a condition to a conveyance, transfer or lease of our properties and assets, the successor entity is required to assume our obligations under the senior note indenture and, consequently, whether a failure to assume such obligations would result in an Event of Default under the senior note indenture;
(ii)
  in the event that the holders of senior notes attempt to declare an Event of Default and exercise their acceleration rights under the senior note indenture in such circumstances and we contest such action, there can be no assurance as to how a court interpreting applicable law would interpret the phrase “substantially as an entirety”; and
(iii)
  it may be difficult for holders of senior notes to declare an Event of Default and exercise their acceleration rights.
Event of Default
The term “Event of Default,” when used in the senior note indenture with respect to any series of senior notes issued thereunder, means any of the following:
(i)
  failure to pay interest on any securities of such series of senior notes within 30 days after it is due;
(ii)
  failure to pay the principal or premium, if any, on any securities of such series of senior notes when due;
(iii)
  failure to perform or breach of any other covenant or warranty in the senior note indenture, except for a covenant or warranty that is solely for the benefit of one or more series of senior notes other than such series of senior notes, that continues for 90 days after we receive written notice from the senior note trustee, or we and the senior note trustee receive a written notice from the holders of a majority in aggregate principal amount of the senior notes of that series; provided, however, that if we initiate corrective action within 90 days after receipt of notice from the senior note trustee or the note holders, such period will be extended for as long as we continue to diligently pursue such action;
(iv)
  events relating to our bankruptcy, insolvency or reorganization specified in the senior indenture; or
(v)
  prior to the release date, the occurrence and continuation of a “completed default” under Sections 53 or 65 of the mortgage, which we refer to as a mortgage default (See “Description of First Mortgage Bonds — Completed Defaults” below).
(Senior Note Indenture, Section 801)
An Event of Default for a particular series of senior notes does not necessarily constitute an Event of Default for any other series of senior notes issued under the senior note indenture. The senior note trustee may withhold notice to the holders of senior notes of any default, except default in the payment of principal or interest, if it considers the withholding of notice to be in the interests of the holders. (Senior Note Indenture, Section 902)
Remedies
If an Event of Default under the senior note indenture for any series of senior notes occurs and continues other than as a result of a mortgage default, the senior note trustee or the holders of a majority in aggregate principal amount of all the senior notes of the series may declare the entire principal amount of all the senior notes of that series, together with accrued interest, to be due and payable immediately. However, if the Event of Default is applicable to all outstanding senior notes under the senior note indenture, only the trustee or holders of a majority in aggregate principal amount of all outstanding senior notes of all series, voting as one class, and not the holders of any one series, may make that declaration of acceleration. (Senior Note Indenture, Sections 802(a) and 802(b))
In the case of an Event of Default under the senior note indenture resulting from a mortgage default, the senior notes will become due and payable only upon the acceleration of the collateral bonds in accordance with the terms of the mortgage. (Senior Note Indenture, Section 802(c)) See “Description of First Mortgage Bonds — Remedies” below.
There is no automatic acceleration of the senior notes, even in the event of our bankruptcy, insolvency or reorganization. (Senior Note Indenture, Section 802)
At any time after a declaration of acceleration with respect to the senior notes of any series has been made and before a judgment or decree for payment of the money due has been obtained, the Event of Default under the senior note indenture giving rise to the declaration of acceleration will be considered waived, and the declaration and its consequences will be considered rescinded and annulled, if:
(i)
  we have paid or deposited with the senior note trustee a sum sufficient to pay:
(a)
  all matured installments of interest on all senior notes of the series;
(b)
  the principal of and premium, if any, on any senior notes of the series which have become due otherwise than by acceleration;
(c)
  interest on overdue interest (to the extent allowed by law) and on principal and premium, if any, which have become due otherwise than by acceleration at the prescribed rates, if any, set forth in such senior notes; and
(d)
  all amounts due to the trustee under the senior note indenture; and
(ii)
  any other Event of Default under the senior note indenture with respect to the senior notes of that series (other than the nonpayment of principal that has become due solely by declaration of acceleration) has been cured or waived as provided in the senior note indenture.
(Senior Note Indenture, Section 802(e))
The waiver or cure of any mortgage default and the rescission and annulment of its consequences in accordance with the terms of the mortgage also will constitute an automatic waiver of the corresponding Event of Default under the senior note indenture and an automatic rescission and annulment of the consequences thereunder, provided that all other applicable conditions specified above shall have been satisfied. (Senior Note Indenture, Section 802(c)) See “Description of First Mortgage Bonds — Remedies” below.
The senior note trustee is not obligated to exercise any of its rights or powers under the senior note indenture at the request, order or direction of any of the holders, unless the holders offer the senior note trustee indemnity reasonably satisfactory to it. (Senior Note Indenture, Section 903) If they provide this indemnity, the holders of a majority in principal amount of any series of senior notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the senior note trustee or exercising any power conferred upon the senior note trustee, including the exercise by the senior note trustee of the powers possessed by the senior note trustee as holder of the collateral bonds securing such series of senior notes. However, if the Event of Default under the senior note indenture relates to more than one series, only the holders of a majority in aggregate principal amount of all affected series will have the right to give this direction. The senior note trustee is not obligated to comply with directions that conflict with law or other provisions of the senior note indenture. (Senior Note Indenture, Section 812)
No holder of senior notes of any series will have any right to institute any proceeding under the senior note indenture, or for any remedy under the senior note indenture, unless:
(i)
  the holder has previously given to the senior note trustee written notice of a continuing Event of Default under the senior note indenture;

(ii)
  the holders of a majority in aggregate principal amount of the outstanding senior notes of all series in respect of which an Event of Default under the senior note indenture has occurred and is continuing, considered as one class, have made a written request to the senior note trustee, and have offered reasonable indemnity to the senior note trustee, to institute proceedings;
(iii)
  the senior note trustee has failed to institute any proceeding for 60 days after notice; and
(iv)
  no direction inconsistent with such written request has been given to the senior note trustee during such 60-day period by the holders of a majority in aggregate principal amount of the outstanding senior notes of all series in respect of which an Event of Default under the senior note indenture has occurred and is continuing, considered as one class.
In addition, no holder of senior notes will have any right to institute any action under the senior note indenture to disturb or prejudice the rights of any other holder of senior notes. (Senior Note Indenture, Section 807)
However, these limitations do not apply to a suit by a holder of a senior note for payment of the principal, premium, if any, or interest on the senior note on or after the applicable due date. (Senior Note Indenture, Section 808)
We will provide to the senior note trustee an annual statement by an appropriate officer as to our compliance with all conditions and covenants under the senior note indenture. (Senior Note Indenture, Section 606)
Modification and Waiver
Without the consent of any holder of senior notes issued under the senior note indenture, we and the senior note trustee may enter into one or more supplemental indentures for any of the following purposes:
(i)
  to evidence the assumption by any permitted successor of our covenants in the senior note indenture and in the senior notes;
(ii)
  to add to our covenants or to surrender any of our rights or powers under the senior note indenture;
(iii)
  to add additional events of default under the senior note indenture;
(iv)
  to change, eliminate or add any provision to the senior note indenture; provided, however, that, if the change will adversely affect the interests of the holders of senior notes of any series in any material respect, the change, elimination or addition will become effective only:
(a)
  when the consent of the holders of senior notes of such series has been obtained in accordance with the senior note indenture;
(b)
  when no senior notes of the affected series remain outstanding under the senior note indenture; or
(v)
  to provide collateral security for all but not part of the senior notes;
(vi)
  to establish the form or terms of senior notes of any series as permitted by the senior note indenture;
(vii)
  to provide for the authentication and delivery of bearer securities;
(viii)
  to evidence and provide for the acceptance of appointment of a successor trustee;
(ix)
  to provide for the procedures required for use of a noncertificated system of registration for the senior notes of all or any series;
(x)
  to change any place where principal, premium, if any, and interest shall be payable, senior notes may be surrendered for registration of transfer or exchange, and notices to us may be served;

(xi)
  to cure any ambiguity or inconsistency or to make any other provisions with respect to matters and questions arising under the senior note indenture; provided that the action does not adversely affect the interests of the holders of senior notes of any series in any material respect; or
(xii)
  to modify, eliminate or add to the provisions of the senior note indenture to such extent as shall be necessary to effect the qualification of the senior note indenture under the Trust Indenture Act, and to add to the senior note indenture such other provisions as may be expressly required under the Trust Indenture Act.
(Senior Note Indenture, Section 1201)
The holders of at least a majority in aggregate principal amount of the senior notes of all series then outstanding may waive our compliance with the requirements that we:
(i)
  preserve our corporate existence; and
(ii)
  adhere to the restrictions on consolidation, merger and conveyance contained in the senior note indenture.
The holders of at least a majority in aggregate principal amount of the senior notes of all series then outstanding and with respect to which compliance is to be omitted, considered as one class, may waive our compliance with the requirements that we:
(i)
  maintain an office or agency where payment of the senior notes can be made and notices and demands relating to the senior notes can be delivered; and
(ii)
  comply with any additional covenants or restrictions with respect to a particular series of senior notes established in the instrument creating the series.
(Senior Note Indenture, Section 607)
The holders of not less than a majority in principal amount of the outstanding senior notes of any series may waive any past default under the senior note indenture with respect to that series, except a default in the payment of principal, premium, if any, or interest and certain covenants and provisions of the senior note indenture that cannot be modified or be amended without the consent of the holder of each outstanding senior note of the series affected as described below. (Senior Note Indenture, Section 813)
If any provision of the senior note indenture limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under the Trust Indenture Act to be a part of and govern the senior note indenture, the provision of the Trust Indenture Act will control. If any provision of the senior note indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the provision of the Trust Indenture Act will be deemed to apply to the senior note indenture as so modified or to be excluded. (Senior Note Indenture, Section 108)
The consent of the holders of a majority in aggregate principal amount of the senior notes of all series then outstanding is required for all other modifications to the senior note indenture. However, if less than all of the series or tranches of senior notes outstanding are directly affected by a proposed supplemental indenture, the consent only of the holders of a majority in aggregate principal amount of all series or tranches, as the case may be, that are directly affected, considered as one class, will be required. No such amendment or modification may:
(i)
  change the stated maturity of the principal of, or any installment of principal of or interest on, any senior note, or reduce the principal amount of any senior note or its rate of interest or change the method of calculating the interest rate or reduce any premium payable upon redemption, or change the currency in which payments are made, or impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any senior note, without the consent of the holder;
(ii)
  reduce the percentage in principal amount of the outstanding senior notes of any series the consent of the holders of which is required for any supplemental indenture or any waiver of compliance with a provision of the senior note indenture or any default thereunder and its consequences without the consent of all the holders of the series;

(iii)
  modify certain provisions of the senior note indenture relating to supplemental indentures, restrictions on the noteholders’ ability to waive covenant compliance (as described above) and waivers of past defaults with respect to the senior notes of any series, without the consent of the holder of each outstanding senior note affected thereby; or
(iv)
  prior to the release date, impair the interest of the senior note trustee hereunder in such collateral bonds, or reduce the principal amount of collateral bonds securing the senior notes of such series to an amount less than the principal amount of such senior notes outstanding, without the consent of all the holders of the series.
(Senior Note Indenture, Section 1202)
A supplemental indenture which changes the senior note indenture solely for the benefit of one or more particular series of senior notes, or modifies the rights of the holders of senior notes of one or more series, will not be deemed to affect the rights under the senior note indenture of the holders of the senior notes of any other series. (Senior Note Indenture, Section 1202)
The senior note indenture provides that senior notes owned by us, anyone else required to make payment on the senior notes or an affiliate of ours or the other obligor shall be disregarded and considered not to be outstanding in determining whether the required holders of all of the senior notes or of any particular series of senior notes have given a request or consent unless we, the other obligor or the affiliate owns all of the senior notes or all of the particular series of senior notes (except if more than one series is voting together as a class, in which case the senior notes of the series owned entirely by us, the other obligor or the affiliate will be disregarded). (Senior Note Indenture, Section 101)
We may fix in advance a record date to determine the required number of holders entitled to give any request, demand, authorization, direction, notice, consent, waiver or other such act of the holders, but we shall have no obligation to do so. If we fix a record date, the request, demand, authorization, direction, notice, consent, waiver or other act of the holders may be given before or after that record date, but only the holders of record at the close of business on that record date will be considered holders for the purposes of determining whether holders of the required percentage of the outstanding senior notes have authorized or agreed or consented to the request, demand, authorization, direction, notice, consent, waiver or other act of the holders. For that purpose, the outstanding senior notes shall be computed as of the record date. Any request, demand, authorization, direction, notice, consent, election, waiver or other act of a holder will bind every future holder of the same senior notes and the holder of every senior note issued upon the registration of transfer of or in exchange of those senior notes. A transferee will be bound by acts of the senior note trustee or us in reliance thereon, whether or not notation of that action is made upon the senior note. (Senior Note Indenture, Section 104)
Removal or Resignation of the Senior Note Trustee
The senior note trustee may resign at any time by giving written notice to us, or the holders of a majority in principal amount of the securities of all series of senior notes then outstanding may remove the senior note trustee with respect to the securities of that series at any time by giving written notice to us and the senior note trustee. If the senior note trustee has or acquires any conflicting interest as defined in Section 310(b) of the Trust Indenture Act, the senior note trustee generally must either eliminate the conflicting interest or resign within 90 days. So long as no Event of Default or event which, after notice or lapse of time, or both, would become an Event of Default has occurred and is continuing and except with respect to a senior note trustee appointed by act of the holders, if we have delivered to the senior note trustee a resolution of our board of directors appointing a successor senior note trustee and such successor has accepted the appointment in accordance with the terms of the senior note indenture, the senior note trustee will be deemed to have resigned, and the successor will be deemed to have been appointed as senior note trustee in accordance with the senior note indenture. No resignation or removal of a senior note trustee and no appointment of a successor senior note trustee will be effective until the acceptance of appointment by a successor senior note trustee. (Senior Note Indenture, Section 910)
Notices
Notices to holders of senior notes will be given by mail to the addresses of such holders as they may appear in the security register for senior notes. (Senior Note Indenture, Section 106)

Title
We, the senior note trustee and any agent of us or the senior note trustee may treat the person in whose name senior notes are registered as the absolute owner thereof, whether or not the senior notes may be overdue, for the purpose of making payments and for all other purposes irrespective of notice to the contrary. (Senior Note Indenture, Section 308)
Governing Law
The senior note indenture and the senior notes are governed by, and construed in accordance with, the laws of the State of New York. (Senior Note Indenture, Section 113)
Description of First Mortgage Bonds
The following is a general description of the new bonds and the collateral bonds that we may offer pursuant to this prospectus. In addition to this summary, you are urged to review the form of supplemental indenture to be used in connection with each issuance of new bonds and the form of supplemental indenture to be used in connection with each issuance of collateral bonds, which are also filed as exhibits to the registration statement.
General — New Bonds
The prospectus supplement relating to a particular offering of new bonds will describe the terms of the new bonds, including:
(i)
  the designation and aggregate principal amount of such new bonds;
(ii)
  the date on which such new bonds will mature;
(iii)
  the rate per annum at which such new bonds will bear interest, or the method of determining such rate;
(iv)
  the dates on which such interest will be payable;
(v)
  any redemption terms; and
(vi)
  other specific terms applicable to the new bonds not inconsistent with the provisions of the mortgage.
Payment of Principal and Interest
We will pay principal, premium, if any, and interest on the new bonds in immediately available funds at the corporate trust office of The Bank of New York Mellon or at the office of any other paying agent that we may designate.
Registration and Transfer
We will issue the new bonds only in fully registered form without coupons. Unless the prospectus supplement states otherwise, we will issue the new bonds in denominations of $1,000 or any integral multiple thereof. As more fully described below under the heading “Book-Entry Debt Securities,” we may issue the new bonds of any series in the form of book-entry securities, which will be deposited with, or on behalf of, a depositary identified in the prospectus supplement relating to such series and registered in the name of the depositary or its nominee. So long as any first mortgage bonds remain outstanding, we must maintain an office or agency where holders can present or surrender the first mortgage bonds for payment or for transfer or exchange and where holders can serve notices and demands to or upon us. (Mortgage, Section 35) We have designated the corporate trust office of The Bank of New York Mellon in the City of New York as our agent for these purposes. We will not impose charges on any transfer or exchange, other than as may be required for the payment of any taxes or other governmental charges incident thereto.

No Sinking Fund
Unless the prospectus supplement states otherwise, there will be no improvement and sinking fund or any maintenance and replacement requirement or dividend restriction for the new bonds.
General — Collateral Bonds
The terms of any collateral bonds that are issued and delivered to the senior note trustee as security for any series of senior notes will conform as nearly as practicable to the terms of such senior notes. See “Description of Senior Notes — Security; Release Date — Delivery of Collateral Bonds” above.
Highly Leveraged Transactions
The mortgage does not contain any covenants or other provisions that specifically are intended to afford holders of the new bonds or collateral bonds special protection in the event of a highly leveraged transaction.
Security
The new bonds and collateral bonds will be secured, together with all other first mortgage bonds now or hereafter issued under the mortgage, by a first lien (subject to the conditions and limitations in the instruments through which we claim title to our properties and excepted encumbrances) on substantially all of our real and personal property and franchises, other than the following:
(i)
  cash, shares of stock and obligations (including bonds, notes and other securities) not specifically pledged, paid, deposited or delivered under the mortgage;
(ii)
  goods and equipment acquired for the purpose of sale or resale in the ordinary course of our business or for consumption in the operation of any of our properties;
(iii)
  materials, supplies and construction equipment; and
(iv)
  judgments, accounts and choses in action, the proceeds of which we are not obligated to deposit with the mortgage trustee under the mortgage.
The lien of the mortgage also extends to after-acquired property (other than the types of property described above). However, after-acquired property may be subject to liens existing or placed thereon at the time of acquisition and, in certain circumstances, to liens attaching to such property prior to the recording and/or filing of an instrument specifically describing such property as being subject to the lien of the mortgage. The after-acquired property clause may not be effective as to property acquired subsequent to the filing of a case with respect to us under the federal bankruptcy code.
Under New Jersey law, the State of New Jersey owns in fee simple for the benefit of the public schools all lands now or formerly flowed by the tide up to the mean high-water line, unless it has made a valid conveyance of its interests in such property. In 1981, because of uncertainties raised as to possible claims of State ownership, the New Jersey constitution was amended to provide that lands formerly tidal-flowed, but which were not then tidal-flowed at any time for a period of 40 years, were not to be subject to the State’s claim unless the State had specifically defined and asserted a claim within the one year period ending November 2, 1982. As a result, the State published maps of the eastern coast of New Jersey depicting claims to portions of many properties, including portions of certain of our properties relating to one of our plants. We believe that we have good title to these properties and will vigorously defend our title, or will obtain grants from the State as may ultimately be required. The cost to acquire any grants may be covered by title insurance policies. Assuming that all of the State’s claims were determined adversely to us, they would relate to land, which would amount to less than one percent of net utility plant. No maps depicting State claims to property owned by us on the western side of New Jersey were published within the one year period mandated by the constitutional amendment. Nevertheless, we believe that we have obtained all necessary grants from the State for our properties along the Delaware River.
The mortgage trustee has a lien prior to the lien of holders of first mortgage bonds on the mortgaged property to secure the payment of its reasonable compensation and expenses. (Mortgage, Section 98)

Issuance of Additional First Mortgage Bonds
Subject to the limitations described in the following paragraphs, we may issue additional first mortgage bonds ranking equally with all outstanding new bonds and collateral bonds in an aggregate amount of up to:
(i)
  65% of the cost or the then fair value to us (whichever is less) of property additions we have constructed or acquired after June 30, 1950;
(ii)
  the amount of cash deposited with the mortgage trustee to serve as collateral against which additional first mortgage bonds may be issued; and
(iii)
  the aggregate principal amount of previously issued first mortgage bonds that have been paid, retired, redeemed or cancelled, or for the purchase, payment or redemption of which the required funds shall have been deposited with the mortgage trustee, and that we have not previously used as the basis for the authentication and delivery of first mortgage bonds, the withdrawal of cash, or the release of property.
Property additions generally include property which is used or useful for the business of generating, transmitting or distributing electricity, but do not include property that we acquired to replace other property that we retired. If we acquire property that is subject to a lien prior to the lien of the mortgage, under certain circumstances we may incur additional indebtedness secured by that lien. (Mortgage, Sections 4, 23, 25, 26, 27, 29, 30, 31 and 32)
Except as otherwise provided in the mortgage, we cannot issue additional first mortgage bonds unless our net earnings for any 12 consecutive calendar months during the immediately preceding 15 months have been at least twice the annual interest charges on all outstanding indebtedness secured by any equal or prior lien, including the additional issue of first mortgage bonds. “Net earnings” is defined generally as the sum of:
(i)
  our total operating revenues from property subject to the lien of the mortgage less our total operating expenses (excluding certain charges, such as amounts for renewals, replacements or depreciation) from property subject to the lien of the mortgage, including property to be acquired through the additional issuance of bonds, and
(ii)
  the aggregate of net non-operating income and net income derived from the operation of or in connection with property not subject to the lien of the mortgage (subject to certain exceptions); provided that the aggregate amount described in this clause (ii) may not exceed 15% of the balance described in clause (i) above.
(Mortgage, Sections 7, 26, 27, 29 and 31)
Release of Property
We may obtain the release of property from the lien of the mortgage by depositing with the mortgage trustee cash, purchase money obligations secured by the property released or other specified obligations, in an aggregate amount at least equal to the fair value of the property to be released. The mortgage permits us to reduce the amount required to be deposited by an amount equal to 142 6/7% of the principal amount of each additional first mortgage bond issuable by us under the mortgage (other than first mortgage bonds issuable by us on the basis of cash deposited with the mortgage trustee for the purpose of issuing first mortgage bonds and except that a credit may only be taken for 100% of the principal amount of first mortgage bonds issuable upon the basis of the retirement of other first mortgage bonds). (Mortgage, Sections 20, 29 and 59)
The mortgage allows us to sell or dispose of obsolete property or personal property that in a period of 12 consecutive months does not exceed $50,000 without any release by the mortgage trustee if we replace the same property by or substitute for the same other property of at least equal value to the property sold or disposed of. We may also surrender or modify any right, power, franchise, license, governmental consent or permit which we hold or under which we operate without any release by the mortgage trustee if in the opinion of our board of directors such surrender or modification is desirable in the conduct of our business and does not impair the security of the outstanding mortgage bonds. (Mortgage, Section 58)

The mortgage trustee will release unimproved real estate that we no longer desire to retain as long as the aggregate value of the unimproved real estate released in a period of 12 consecutive months does not exceed $50,000. We must deposit the consideration received from any sale or disposition of unimproved property with the mortgage trustee. (Mortgage, Section 60)
Cash deposited with the mortgage trustee, including cash deposited to obtain a release of property, may be used by the mortgage trustee, at our direction, to redeem or repurchase outstanding first mortgage bonds. (Mortgage, Sections 55 and 61)
Withdrawal of Cash Deposited with Mortgage Trustee
If we deposit cash with the mortgage trustee to obtain the release of property, we subsequently may withdraw that cash in an amount equal to 142 6/7% of the principal amount of each additional first mortgage bond issuable by us under the mortgage (other than first mortgage bonds issuable by us on the basis of cash deposited with the mortgage trustee for the purpose of issuing first mortgage bonds and except that we may only withdraw an amount equal to 100% of the principal amount of first mortgage bonds issuable upon the basis of the retirement of other first mortgage bonds). (Mortgage, Section 61)
Consolidation, Merger, Transfer of Assets
Nothing in the mortgage or the terms of the first mortgage bonds prevents us from:
(i)
  consolidating with another corporation;
(ii)
  merging into another corporation where the other corporation is the survivor; or
(iii)
  conveying, transferring or leasing all or substantially all of our mortgaged property as an entirety to another corporation;
provided that:
(i)
  in the case of a consolidation or merger, the surviving entity is a corporation having the corporate authority to generate, manufacture, transport, transmit, distribute or supply electricity for light, heat, power or other purposes, or in the case of any conveyance, transfer or lease, the acquiror or lessee is a corporation lawfully entitled to acquire or lease and operate the same;
(ii)
  the terms of the transaction do not impair the lien and security of the mortgage or the rights and powers of the mortgage trustee or the holders of first mortgage bonds;
(iii)
  the surviving entity or transferee, or, in the case of a lease which extends beyond the date of maturity of any first mortgage bonds, the lessee, assumes by supplemental indenture all of our obligations under the mortgage and on the first mortgage bonds; and
(iv)
  in the case of a lease, such lease is made expressly subject to termination at any time during the continuance of a completed default, by (a) us or the mortgage trustee or (ii) the purchaser of the property so leased at any sale thereof under the mortgage or pursuant to judicial proceedings.
(Mortgage, Section 86)
If we consummate a consolidation, merger or sale of all or substantially all of our mortgaged property as an entirety, the mortgage will not (unless the successor corporation elects otherwise) be or become a lien upon any of the properties or franchises owned by the successor corporation except:
(i)
  those properties acquired from us and improvements and additions thereon and appurtenant thereto;
(ii)
  property used by the successor corporation as a basis for authentication of first mortgage bonds, the withdrawal of cash or the release of property; and
(iii)
  such franchises, repairs and additional property as may be acquired, made or constructed by the successor corporation (a) to maintain, renew and preserve the franchises covered by the mortgage and to maintain the mortgaged property as an operating system in good repair, working order and condition, or (b) in pursuance of some covenant or agreement under the mortgage to be kept or performed by us.

(Mortgage, Section 88)
Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. As a result of this uncertainty:
(i)
  there could be a disagreement between us and the holders of first mortgage bonds over whether, as a condition to a sale or lease of our properties and assets, the successor entity is required to assume our obligations under the mortgage and, consequently, whether a failure to assume such obligations would result in a completed default under the mortgage;
(ii)
  in the event that the holders of first mortgage bonds attempt to declare a completed default and exercise their acceleration rights under the mortgage in such circumstances and we contest such action, there can be no assurance as to how a court interpreting applicable law would interpret the phrase “substantially all”; and it may be difficult for holders of first mortgage bonds to declare a completed default and exercise their acceleration rights.
Modification
Modifications Without Consent
Without the consent of any holders of first mortgage bonds, we and the mortgage trustee may enter into one or more supplemental indentures for any of the following purposes:
(i)
  to waive, surrender or restrict any power, privilege or right conferred on us by the mortgage;
(ii)
  to add covenants, limitations or restrictions for the benefit of the holders of one or more series of first mortgage bonds and provide that a breach thereof is equivalent to a default under the mortgage; and
(iii)
  to cure any ambiguity, or correct or supplement any defective or inconsistent provisions in the mortgage or any supplemental indenture;
provided, however, that any such act, waiver, surrender or restriction does not adversely affect the interests of the holders of the outstanding first mortgage bonds. (Mortgage, Section 121)
Modifications Requiring Consent
The mortgage provides that with the consent of the holders of 75% in principal amount of outstanding first mortgage bonds, the mortgage, any supplemental indenture and the rights and obligations of us and of the first mortgage bondholders may be modified or altered; provided, however that if less than all series of outstanding first mortgage bonds will be affected by the change, then only the holders of first mortgage bonds of the affected series have the right to consent; and provided, further, that no modification or alteration without the consent of the holder of every affected first mortgage bond may:
(i)
  extend the maturity of the principal of such bond;
(ii)
  reduce the rate of interest on such bond or otherwise modify the terms of payment of the principal or interest on any such bond;
(iii)
  create any lien ranking prior to, or on a parity with, the lien if the mortgage with respect to the mortgaged property;
(iv)
  deprive a non-assenting bondholder of a lien on the mortgaged property; or
(v)
  reduce the percentage of bondholders required to effect any change with respect to any first mortgage bond.
(Mortgage, Section 114)
Our board of directors may, at any time, pass a resolution stipulating that none of the provisions relating to modifications to the mortgage with the consent of the bondholders will have any force and effect with respect to (i) all outstanding first mortgage bonds or (ii) any or all first mortgage bonds issued after the date of the board’s resolution. (Mortgage, Section 117)

The mortgage provides that any first mortgage bonds owned by us, any other obligor on the first mortgage bonds, or any of our or their affiliates, shall be disregarded and considered not to be outstanding in determining whether the required percentage of holders have concurred in any direction, request, consent or other action or in determining whether a quorum is present for any meeting of bondholders. (Mortgage, Section 2)
If any provision of the mortgage limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under the Trust Indenture Act to be a part of and govern the mortgage, the provision of the Trust Indenture Act will control. (June 1, 1949 Supplemental Indenture, Section 45)
Completed Defaults
The term “completed default,” when used in the mortgage with respect to all first mortgage bonds issued thereunder, means any of the following:
(i)
  failure to pay principal on any first mortgage bond when due;
(ii)
  failure to pay interest on any first mortgage bond within 90 days after such payment is due;
(iii)
  failure to pay principal of or interest on any indebtedness subject to a prior lien, beyond any applicable grace period;
(iv)
  the occurrence of certain events relating to our bankruptcy or reorganization under bankruptcy or similar laws;
(v)
  failure to perform any other covenant, agreement or condition in the mortgage for a period of 90 days after we are given notice thereof by the mortgage trustee; and
(vi)
  failure to provide money for the redemption of first mortgage bonds called for redemption by us.
(Mortgage, Sections 53 and 65)
The mortgage requires the mortgage trustee to provide notice to the holders of first mortgage bonds within 90 days after the occurrence of a completed default (not including any grace period and irrespective of whether the mortgage trustee has given the notice contemplated by clause (v) above), unless such default was cured prior to the giving of the notice; provided, however, that except for a default in the payment of principal, premium, if any, or interest, or in the payment of any sinking or purchase fund installment, the mortgage trustee may withhold notice to the holders of the first mortgage bonds of any default if the mortgage trustee in good faith determines that the withholding of notice is in the interests of the holders. (Mortgage, Section 65A)
We will furnish to the mortgage trustee an annual certificate as to our compliance with the covenants and conditions in the mortgage. (Mortgage, Section 46D)
Remedies
Upon the occurrence of any completed default, the mortgage trustee in its discretion may, and upon the written request of the holders of at least 25% in principal amount of all outstanding first mortgage bonds the mortgage trustee shall, declare all outstanding first mortgage bonds immediately due and payable. If, before any sale of the mortgaged property, all interest in arrears has been paid and all defaults have been cured, the holders of a majority in principal amount of the outstanding first mortgage bonds may annul such declaration. (Mortgage, Section 65)
If a completed default occurs and is continuing, the mortgage trustee in its discretion may, and upon the written request of the holders of at least 25% in principal amount of all outstanding first mortgage bonds and upon being indemnified to its satisfaction the mortgage trustee shall, enforce the lien of the mortgage by foreclosing on the mortgaged property. (Mortgage, Section 68)
The holders of a majority in principal amount of first mortgage bonds may direct proceedings for the sale of the mortgaged, or for the appointment of a receiver or any other proceedings under the mortgage, but have no right to involve the trustee in any personal liability without indemnifying it to its satisfaction. (Mortgage, Sections 69 and 79)

No holder of a first mortgage bond has the right to institute proceedings for the enforcement of the mortgage, unless:
(i)
  such holder previously has given the mortgage trustee written notice of an existing default;
(ii)
  the holders of at least 25% in principal amount of the outstanding first mortgage bonds have requested in writing that the mortgage trustee take action under the mortgage (and provided the mortgage trustee with indemnity satisfactory to it); and
(iii)
  such holders have offered the mortgage trustee a reasonable opportunity to exercise its powers as mortgage trustee or to institute an action, suit or proceeding in its own name.
However, this provision does not impair the right of any holder of a first mortgage bond to enforce our obligation to pay the principal of and interest on such first mortgage bond when due. (Mortgage, Section 79)
The laws of the State of New Jersey and the Commonwealth of Pennsylvania, where the mortgaged property is located, may limit or deny the ability of the mortgage trustee or the bondholders to enforce certain rights and remedies provided in the mortgage in accordance with their terms.
Defeasance and Discharge
If at any time we:
•
  deposit with the mortgage trustee money for the payment or redemption of all or any of the first mortgage bonds then outstanding of one or more series, including the payment of all interest due thereon;
•
  irrevocably direct the mortgage trustee to use the deposited money for the purpose of payment or redemption, as the case may be; and
•
  in the case of a redemption, provide notice of redemption, then such first mortgage bonds will be deemed to have been paid. If all of the first mortgage bonds, including all interest due thereon, have been paid, and we have paid all charges of the mortgage trustee, the mortgage trustee is obligated to cancel and discharge the lien under the mortgage upon our request. (Mortgage, Section 107)
Title
The person in whose name first mortgage bonds are registered is deemed the absolute owner thereof for the purpose of making payments and for all other purposes of the mortgage. (Mortgage, Section 84)
Removal or Resignation of Mortgage Trustee
The mortgage trustee may resign at any time by giving written notice to us and by publishing such notice in newspapers in Atlantic City, New Jersey, and the Borough of Manhattan, City of New York. If the mortgage trustee has or acquires any conflicting interest as defined in Section 310(b) of the Trust Indenture Act, the mortgage trustee generally must either eliminate the conflicting interest or resign within 90 days. The mortgage trustee may be removed at any time by the holders of a majority in principal amount of first mortgage bonds then outstanding. No resignation or removal of a mortgage trustee and no appointment of a successor mortgage trustee will be effective until the acceptance of appointment by a successor mortgage trustee. (Mortgage, Sections 102, 104 and 105)

Description of Other Debt Securities
The following is a general description of the other debt securities under the note indenture that we may offer pursuant to this prospectus.
General
The prospectus supplement will set forth the following terms of the debt securities:
•
  the purchase price, or a statement that the debt securities are being offered by an agent as principal at varying market prices;
•
  the original issue date;
•
  the stated maturity date;
•
  if fixed rate notes, the rate per annum at which such notes will bear interest;
•
  if floating rate notes, the interest rate formula and other variable terms;
•
  the date or dates from which any such interest shall accrue;
•
  the terms for redemption, if any; and
•
  any other terms of such debt securities not inconsistent with the note indenture.
The note indenture does not contain any covenants or other provisions that specifically are intended to afford holders of the debt securities special protection in the event of a highly leveraged transaction.
No Sinking Fund
The debt securities will not be subject to any sinking fund.
Unsecured Obligations
The debt securities will be unsecured and will rank pari passu with all of our other unsecured and unsubordinated indebtedness. The terms of the debt securities will not restrict us from incurring secured debt.
Payment and Paying Agents
Unless the prospectus supplement indicates otherwise, payment of interest on a debt security on any interest payment date will be made to the person in whose name such debt security is registered at the close of business on the regular record date for such interest payment. If there has been a default in the payment of interest on any debt security, the defaulted interest may be paid to the holder of such debt security as of the close of business on a special record date selected by the note trustee that is no less than 10 nor more than 15 days before the date established by us for proposed payment of such defaulted interest or, if the note trustee finds it practicable, in any other lawful manner not inconsistent with the requirements of any securities exchange on which that debt security may be listed. (Note Indenture, Section 307)
Unless the prospectus supplement indicates otherwise, principal of, premium, if any, and any interest on the debt securities will be payable at the office of the paying agent designated by us. However, we may elect to pay interest by check mailed to the address of the person entitled to such payment at the address appearing in the security register. Unless otherwise indicated in the prospectus supplement, the corporate trust office of the note trustee in the City of New York will be designated as our sole paying agent for payments with respect to debt securities of each series. Any other paying agents initially designated by us for the debt securities of a particular series will be named in the prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series. (Note Indenture, Sections 601 and 602)

All moneys paid by us to a paying agent for the payment of the principal of, premium, if any, or any interest on any debt security which remain unclaimed for two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of such debt security thereafter may look only to us for payment. (Note Indenture, Section 603)
Registration and Transfer
The debt securities will be issued only in fully registered certificated or book-entry form without coupons and, except as may otherwise be provided in the prospectus supplement, in denominations of $1,000 or any multiple thereof.
If debt securities are issued in certificated form, the transfer of the debt securities may be registered, and debt securities may be exchanged for other debt securities of the same series, of authorized denominations and with the same terms and aggregate principal amount, at the offices of the note trustee. We may change the place for registration of transfer and exchange of the debt securities and designate additional places for registration of transfer and exchange. (Note Indenture, Sections 305 and 602)
No service charge will be made for any transfer or exchange of the debt securities. However, we may require payment to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange. We will not be required to register the transfer of, or to exchange, the debt securities of any series during the 15 days prior to the date of mailing notice of redemption of any debt securities of that series or any debt security that is selected for redemption. (Note Indenture, Section 305)
Defeasance and Discharge
The note indenture provides that we will be deemed to have paid and discharged all of our obligations with respect to any debt securities or any portion thereof by irrevocably depositing in trust with the note trustee:
•
  money;
•
  government obligations (as defined in the note indenture, which generally means (a) direct obligations of, or obligations unconditionally guaranteed by, the United States and (b) subject to certain conditions, certificates, depositary receipts or other instruments evidencing a direct ownership interest in obligations described in clause (a) or in any specific interest or principal payments due in respect thereof); or
•
  a combination of money or governmental obligations,
which will be sufficient to pay when due the principal, premium, if any, and interest, on such debt securities or portion thereof, and if such deposit is made prior to the maturity of the debt securities, we deliver to the note trustee an opinion of counsel to the effect that the holders of the affected debt securities will (i) not realize income, gain or loss for United States federal income tax purposes as a result of the defeasance and (ii) be subject to United States federal income tax on the same amounts, in the same manner and at the same times as if the defeasance had not occurred. The opinion must be accompanied by a ruling of the Internal Revenue Service or based upon a change in law. (Note Indenture, Section 701)
Consolidation, Merger and Sale of Assets
The note indenture provides that we may consolidate with or merge into any other entity or convey, transfer or lease our properties and assets substantially as an entirety to any entity, provided that:
(i)
  the successor entity is organized and existing under the laws of the United States, a state of the United States or the District of Columbia and expressly assumes our obligations on all debt securities outstanding under the note indenture;
(ii)
  immediately after giving effect to the transaction, no Event of Default under the note indenture or no event which, after notice or lapse of time or both, would become an Event of Default has occurred and is continuing;
(iii)
  any lease provides that it will remain in effect as long as any debt securities are outstanding; and

(iv)
  we have delivered to the note trustee an officer’s certificate and an opinion of counsel as provided in the note indenture.
(Note Indenture, Section 1101)
Upon any consolidation or merger, or any conveyance, transfer or lease of our properties and assets substantially as an entirety to any other person as described above, the successor corporation or the person to which such conveyance, transfer or lease is made will succeed to, and be substituted for, us under the note indenture, and may exercise every right and power of ours under the note indenture, and upon the satisfaction of the conditions described above, we would be relieved of all obligations and covenants under the note indenture and on the debt securities then outstanding. (Note Indenture, Section 1102)
Although there is a limited body of case law interpreting the phrase “substantially as an entirety,” there is no precise established definition of the phrase under applicable law. As a result of this uncertainty:
(i)
  there could be a disagreement between us and the holders of debt securities over whether, as a condition to a conveyance, transfer or lease of our properties and assets, the successor entity is required to assume our obligations under the note indenture and, consequently, whether a failure to assume such obligations would result in an Event of Default under the note indenture;
(ii)
  in the event that the holders of debt securities attempt to declare an Event of Default and exercise their acceleration rights under the note indenture in such circumstances and we contest such action, there can be no assurance as to how a court interpreting applicable law would interpret the phrase “substantially as an entirety”; and
(iii)
  it may be difficult for holders of debt securities to declare an Event of Default and exercise their acceleration rights.
Event of Default
The term “Event of Default,” when used in the note indenture with respect to any series of debt securities issued thereunder, means any of the following:
(i)
  failure to pay interest on any securities of such series of debt securities within 60 days after it is due;
(ii)
  failure to pay the principal of or premium, if any, on any securities of such series of debt securities within three business days after it is due;
(iii)
  failure to perform or breach any other covenant in the note indenture, other than a covenant that does not relate to such series of debt securities, that continues for 90 days after we receive written notice from the note trustee, or we and the note trustee receive a written notice from the holders of at least 33% in aggregate principal amount of the debt securities of that series;
(iv)
  the occurrence of certain events relating to our bankruptcy or reorganization under bankruptcy or similar laws; or
(v)
  any other Event of Default specified with respect to a series of debt securities.
(Note Indenture, Section 801)
An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the note indenture. The note trustee may withhold notice to the holders of debt securities of any default, except default in the payment of principal, premium, if any, or interest if the note trustee in good faith considers the withholding of notice to be in the interests of the holders. In the case of a default under clause (iii) above, no notice to the holders of the affected debt securities may be given until at least 75 days after the occurrence of the default. (Note Indenture, Sections 802 and 903)
Remedies
If an Event of Default under the note indenture with respect to any series of debt securities occurs and continues, the note trustee or the holders of at least 33% in aggregate principal amount of all the debt securities of the series may declare the entire principal amount of all the debt securities of that series to be due and payable immediately. If an Event of Default under the note indenture with respect to more than one series of debt securities occurs and continues, the note trustee or the holders of at least 33% in aggregate principal amount of all series in respect of which an Event of Default under the note indenture shall have occurred and be continuing, considered as one class, may accelerate the payment of the entire principal amount of all the debt securities of the affected series. (Note Indenture, Section 802)
There is no automatic acceleration, even in the event of our bankruptcy, insolvency or reorganization. (Note Indenture, Section 802)
At any time after a declaration of acceleration with respect to the debt securities of any series has been made and before a judgment or decree for payment of the money due has been obtained, the Event of Default will be deemed to have been waived and the declaration and its consequences annulled if:
(i)
  we have paid or deposited with the note trustee a sum sufficient to pay:
(a)
  all overdue installments of interest on all debt securities of the series;
(b)
  the principal of and premium, if any, on any debt securities of the series which have become due otherwise than by acceleration and interest thereon at the prescribed rates, if any, set forth in such debt securities;
(c)
  interest on overdue interest (to the extent allowed by law) at the prescribed rates, if any, set forth in such debt securities; and
(d)
  all amounts due to the trustee under the note indenture; and
(ii)
  any other Event of Default under the note indenture with respect to the debt securities of that series (other than the nonpayment of principal that has become due solely by declaration of acceleration) has been cured or waived as provided in the note indenture.
(Note Indenture, Section 802)
The holders of not less than a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of such series, waive any past default under the note indenture with respect to that series, except a default in the payment of principal, premium, if any, or interest and certain covenants and provisions of the note indenture that cannot be modified or be amended without the consent of the holder of each outstanding debt security of the series affected (see “Modification and Waiver” below). (Note Indenture, Section 813)
The note trustee is not obligated to exercise any of its rights or powers under the note indenture at the request or direction of any of the holders, unless the holders offer the note trustee a reasonable indemnity or security. (Note Indenture, Section 904) If they provide this reasonable indemnity, the holders of a majority in principal amount of any series of debt securities, and if more than one series is affected, the holders of a majority in principal amount of all affected series, considered as one class, will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the note trustee or exercising any trust or power conferred upon the note trustee. The note trustee is not obligated to comply with directions that conflict with law or other provisions of the note indenture or that would result in personal liability for the note trustee which, in the note trustee’s sole discretion, would exceed the indemnity provided by the note holders. The note trustee may take any other action that it deems proper and is not inconsistent with such direction. (Note Indenture, Section 812)
No holder of debt securities of any series will have any right to institute any proceeding under the note indenture, or for any remedy under the note indenture, unless:
(i)
  the holder has previously given to the note trustee written notice of a continuing Event of Default with respect to debt securities of such series;
(ii)
  the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series in respect of which an Event of Default under the note indenture has occurred and is continuing, considered as one class, have made a written request to the note trustee, and have offered reasonable indemnity to the note trustee, to institute proceedings;

(iii)
  the note trustee has failed to institute any proceeding for 60 days after notice; and
(iv)
  no direction inconsistent with such written request has been given to the note trustee during such 60-day period by the holders of a majority in aggregate principal amount of the outstanding debt securities of all series in respect of which an Event of Default under the note indenture has occurred and is continuing, considered as one class.
In addition, no holder of debt securities of such series notes will have any right under the note indenture to disturb or prejudice the rights of any other holder of debt securities. (Note Indenture, Section 807)
However, these limitations do not apply to a suit by a holder of a debt security for payment of the principal, premium, if any, or interest on the debt security on or after the applicable due date. (Note Indenture, Section 808)
We will provide to the note trustee an annual statement by an appropriate officer as to our compliance with all obligations under the note indenture. (Note Indenture, Section 1004)
Modification and Waiver
Without the consent of any holder of debt securities, we and the note trustee may enter into one or more supplemental indentures for any of the following purposes:
(i)
  to evidence the assumption by any permitted successor of our covenants in the note indenture and in the debt securities;
(ii)
  to add to our covenants for the benefit of the holders of all or any series of debt securities or to surrender any of our rights or powers under the note indenture;
(iii)
  to add any additional Event of Default with respect to all or any series of debt securities;
(iv)
  to change or eliminate any provision in the note indenture or to add any new provision to the note indenture; provided, however, that if such change, elimination or addition adversely affects the holders of the debt securities of any series, or a tranche of such series, in any material respect, such change, elimination or addition will become effective with respect to such series or tranche of debt securities only when no debt securities of the affected series or tranche remain outstanding under the note indenture;
(v)
  to provide security for the debt securities;
(vi)
  to provide procedures required to permit us to use a non-certificated system of registration for the debt securities;
(vii)
  to establish the form or terms of debt securities of any series as permitted by the note indenture;
(viii)
  to evidence and provide for the acceptance of appointment of a successor trustee;
(ix)
  to change any place where principal, premium, if any, and interest shall be payable, debt securities may be surrendered for registration of transfer or exchange, and notices to us may be served;
(x)
  to provide for the payment by us of additional amounts in respect of certain taxes imposed on the holders of the debt securities and for the treatment of such additional amounts as interest;
(xi)
  to provide for the authentication and delivery of debt securities denominated in a currency other than dollars or in a composite currency;
(xii)
  to provide for the authentication and delivery of bearer securities;
(xiii)
  to cure any ambiguity, inconsistency or defect or to make any other provisions with respect to matters and questions arising under the note indenture which do not adversely affect the interests of the holders of debt securities of any series in any material respect; or

(xiv)
  to modify, eliminate or add to the provisions of the note indenture to such extent as shall be necessary to effect the qualification of the note indenture under the Trust Indenture Act and to add to the note indenture such other provisions as may be expressly required under the Trust Indenture Act, or to eliminate provisions no longer required by the Trust Indenture Act.
(Note Indenture, Section 1201)
If any provision of the note indenture limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under the Trust Indenture Act to be a part of and govern the note indenture, the provision of the Trust Indenture Act will control. (Note Indenture, Section 107)
The consent of the holders of at least a majority in aggregate principal amount of the debt securities of all series affected by a modification to the note indenture, considered as one class, is required for all other modifications to the note indenture. However, no such amendment or modification may, without the consent of the holder of each outstanding debt security affected thereby:
(i)
  change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security, or reduce the principal amount of any debt security or its rate of interest or reduce any amount payable upon redemption, or modify the method of calculating the interest rate, or impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any debt security;
(ii)
  reduce the percentage in principal amount of the outstanding debt securities the consent of the holders of which is required for any supplemental indenture or any waiver of compliance with a provision of the note indenture or any default thereunder and its consequences, or reduce the requirements for quorum or voting of debt security holders; or
(iii)
  modify some of the provisions of the note indenture relating to supplemental indentures, waivers of some covenants and waivers of past defaults with respect to the debt securities of any series, except to increase the percentages in principal amount or to provide that other provisions of the note indenture cannot be modified or waived.
A supplemental indenture which changes the note indenture solely for the benefit of one or more particular series of debt securities, or modifies the rights of the holders of debt securities of one or more series, will not affect the rights under the note indenture of the holders of the debt securities of any other series. (Note Indenture, Section 1202)
The note indenture provides that debt securities owned by us, or anyone else required to make payment on the debt securities, or any of our or their affiliates, shall be disregarded and considered not to be outstanding in determining whether the required holders have given a request or consent. (Note Indenture, Section 101)
We may fix in advance a record date to determine the required number of holders entitled to give any request, demand, authorization, direction, notice, consent, waiver or other such act of the holders, but we shall have no obligation to do so. If we fix a record date, the request, demand, authorization, direction, notice, consent, waiver or other act of the holders may be given before or after that record date, but only the holders of record at the close of business on that record date will be considered holders for the purposes of determining whether holders of the required percentage of the outstanding debt securities have authorized or agreed or consented to the request, demand, authorization, direction, notice, consent, waiver or other act of the holders. For that purpose, the outstanding debt securities shall be computed as of the record date. Any request, demand, authorization, direction, notice, consent, election, waiver or other act of a holder will bind every future holder of the same debt security and the holder of every debt security issued upon the registration of transfer of or in exchange of that debt security. A transferee will be bound by acts of the note trustee or us in reliance thereon, whether or not notation of that action is made upon the debt security. (Note Indenture, Section 104)
Removal or Resignation of the Note Trustee
The note trustee may resign at any time with respect to any series of debt securities by giving written notice to us. If the note trustee has or acquires any conflicting interest as defined in Section 310(b) of the Trust Indenture Act, the note trustee generally must either eliminate the conflicting interest or resign within

90 days. The holders of a majority in principal amount of any series of debt securities may remove the note trustee with respect to the securities of that series at any time by giving written notice to us and the note trustee. No resignation or removal of a note trustee and no appointment of a successor note trustee will be effective until the acceptance of appointment by a successor note trustee. We may remove the note trustee with respect to the debt securities of all series or any holder of a debt security of any series who has held the note for at least six months may petition a court to remove the note trustee with respect to that series if at any time the note trustee:
•
  does not eliminate any conflicting interest that it has or acquires after a written request by us or any such holder;
•
  ceases to satisfy the eligibility requirements for a note trustee under the note indenture and fails to resign after written request by us or any such holder; or
•
  becomes incapable of acting or is adjudged bankrupt or insolvent or a receiver is appointed or any public officer takes charge of the note trustee or its property for the purpose of rehabilitation, conservation or liquidation.
(Note Indenture, Section 911)
Notices
Notices to holders of debt securities will be given by mail to the addresses of such holders as they may appear in the security register for debt securities. (Note Indenture, Section 106)
Title
We, the note trustee and any agent of us or the note trustee may treat the person in whose name debt securities are registered as the absolute owner thereof, whether or not the debt securities may be overdue, for the purpose of making payments and for all other purposes irrespective of notice to the contrary. (Note Indenture, Section 308)
Governing Law
The note indenture and the debt securities are governed by, and construed in accordance with, the laws of the State of New York. (Note Indenture, Section 112)
Book-Entry Debt Securities
Global Securities
We may issue senior notes, first mortgage bonds and other debt securities of any series in the form of one or more fully registered global debt securities (which we refer to as a book-entry note) that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement relating to such series and registered in the name of the depositary or its nominee. The depositary or its nominee will not transfer any book-entry note unless and until it is exchanged in whole or in part for debt securities in definitive registered form, except that:
•
  the depositary may transfer the whole registered global security to a nominee;
•
  the depositary’s nominee may transfer the whole registered global security to the depositary or another nominee of the depositary; and
•
  the depositary or its nominee may transfer the whole registered global security to its (or its nominee’s) successor.
Depositary Arrangements
We will describe the specific terms of the depositary arrangement with respect to any portion of a series of debt securities to be represented by a book-entry note in the prospectus supplement relating to such series. We anticipate that the following provisions will apply to all depositary arrangements.

Generally, ownership of beneficial interests in a book entry note will be limited to persons that have accounts with the depositary for such book-entry note, which persons are referred to in this prospectus as participants, or persons that may hold interests through participants. Upon the issuance of a book-entry note, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the debt securities represented by such book-entry note. The accounts to be credited will be designated by the dealers, underwriters or agents participating in the distribution of such debt securities, or by us if we offer and sell such notes directly.
For participants, the depositary will maintain the only record of their ownership of a beneficial interest in the registered global debt security and the participants will only be able to transfer such interests through the depositary’s records. For persons holding their beneficial interest through a participant, the relevant participant will maintain such records for beneficial ownership and transfer. The laws of some states may require that some purchasers of securities take physical delivery of such securities in certificated form. These laws may impair the ability to transfer beneficial interests in a book-entry note.
So long as the depositary or its nominee is the registered owner of a book-entry note, the depositary or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by such book-entry note for all purposes under the senior note indenture, mortgage or note indenture, as applicable. Except as provided below, owners of beneficial interests in a book-entry note will not be entitled to have debt securities represented by a book-entry note registered in their names, will not receive or be entitled to receive physical delivery of debt securities in certificated form and will not be considered the owners or holders of debt securities under the senior note indenture, mortgage or note indenture, as applicable. Accordingly, each person owning a beneficial interest in a book-entry note must rely on the procedures of the depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the senior note indenture, mortgage or note indenture, as applicable.
Interest and Premium
Payments of principal, premium, if any, and interest on debt securities represented by a book-entry note will be made to the depositary or its nominee as the registered owner of the book-entry note. We and our agents will have no responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a book-entry note, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
We expect that the depositary, upon receipt of any payment of principal, premium, if any, or interest in respect of a book-entry note, will credit promptly the accounts of the related participants with payment in amounts proportionate to their respective beneficial interests in such book-entry note as shown on the depositary’s records. We also expect that payments by participants to owners of beneficial interests in a book-entry note will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers registered in “street name,” and will be the responsibility of such participants.
Withdrawal of Depositary
If the depositary for any debt securities represented by a book-entry note is at any time unwilling or unable to continue as depositary, or ceases to be eligible as a depositary under applicable law, and a successor depositary is not appointed by us within 90 days, we will issue debt securities in certificated form in exchange for the relevant book-entry note. In addition, we may at any time determine not to have debt securities represented by one or more book-entry notes, and, in such event, will issue debt securities in certificated form in exchange for the book-entry note or notes representing such debt securities. Further, if we so specify with respect to a book-entry note, an owner of a beneficial interest in such book-entry note may, on terms acceptable to us and the depositary, receive debt securities in certificated form. Any debt securities issued in certificated form in exchange for a book-entry note will be registered in such name or names that the depositary, pursuant to instructions from its direct or indirect participants or otherwise, gives to the trustee.

Information About the Trustee
The Bank of New York Mellon acts as trustee under the senior note indenture, the mortgage and the note indenture. In addition, The Bank of New York Mellon acts, and may act, as trustee and paying agent under various other indentures, trusts and guarantees of us and our affiliates. We and our affiliates maintain deposit accounts and credit and liquidity facilities and conduct other banking transactions with The Bank of New York Mellon in the ordinary course of our businesses.
PLAN OF DISTRIBUTION
We may sell the securities offered by this prospectus through underwriters or dealers, through agents, directly to one or more purchasers, or through any of these methods of sale. We will describe in the accompanying prospectus supplement the specific plan of distribution, including (i) the identity of any underwriters, dealers or agents and the amount of securities underwritten or purchased by them and their compensation, (ii) the initial offering price of the securities and the proceeds that we will receive from the sale and (iii) any securities exchange on which the securities will be listed.
LEGAL MATTERS
Unless otherwise specified in the prospectus supplement, the validity of the securities and certain other legal matters relating to the offer and sale of the securities offered hereby will be passed upon for us by Kevin C. Fitzgerald, Esq., our General Counsel, and by Covington & Burling LLP, Washington, D.C. As of August 15, 2013, Mr. Fitzgerald beneficially owned 1,083 shares of PHI common stock and 60,856 time-vested PHI restricted stock units.
EXPERTS
The financial statements and financial statement schedule incorporated in this prospectus by reference to Atlantic City Electric Company’s Annual Report on Form 10-K for the year ended December 31, 2012 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain further information on the operation of the public reference room by calling the SEC at (800) SEC-0330.
This prospectus is part of a registration statement on Form S-3 filed with the SEC under the Securities Act. It does not contain all of the information that is important to you. You should read the registration statement for further information about us and the securities. Statements contained in this prospectus concerning the provisions of any document filed as an exhibit to the registration statement or otherwise filed with the SEC highlight selected information, and in each instance reference is made to the copy of the document filed.
The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and may supersede this information. We incorporate by reference the documents listed below that we have filed with the SEC and any future filing that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any portions of any such documents that are furnished, rather than filed, by us in accordance with the rules of the SEC under the Exchange Act) prior to the completion of the sales of the securities offered hereby.
•
  Our Annual Report on Form 10-K for the year ended December 31, 2012, filed with the SEC on March 1, 2013 (File No. 001-03559);

•
  Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, filed with the SEC on May 3, 2013 (File No. 001-03559);
•
  Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2013, filed with the SEC on August 7, 2013 (File No. 001-03559); and
•
  Our Current Reports on Form 8-K, filed with the SEC on March 4, 2013, May 10, 2013 and June 24, 2013 (File No. 001-03559).
If you request, orally or in writing, copies of any of the documents incorporated by reference, we will send you the copies you requested at no charge. However, we will not send exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents. You should direct requests for such copies to Atlantic City Electric Company, 701 Ninth Street, N.W., Washington, D.C. 20068, attention: Corporate Secretary. Our telephone number is (202) 872-2000.

$150,000,000

Atlantic City Electric Company
First Mortgage Bonds,    % Series due September 1, 2024

Prospectus Supplement
August   , 2014

Joint Book-Running Managers
Barclays
KeyBanc Capital Markets
BNY Mellon Capital Markets, LLC
Credit Suisse

Co-Manager
The Williams Capital Group, L.P.